                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                CompUSA Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                CompUSA Inc.
- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

    ---------------------------------------------------------------------------

Notes:

                                 CompUSA Inc.
                          14951 North Dallas Parkway
                             Dallas, Texas  75240

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held November 6, 1996

To the Stockholders of
   CompUSA Inc.

          Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of CompUSA Inc., a Delaware corporation (the "Company"), will be held at The Grand Kempinski Hotel, 15201 North Dallas Parkway, Dallas, Texas, on November 6, 1996, at 10:00 a.m., local time, for the following purposes:

          (1) To elect two members of the Board of Directors, which will consist of seven directors, for the term of office stated in the Proxy Statement.

          (2) To amend the Company's Restated and Amended Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000.

          (3) To amend the CompUSA Inc. Long-Term Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 2,000,000, from 6,394,368 to 8,394,368.

          (4) To consider and ratify the selection of the Company's independent auditors.

          (5) To transact any other business that may properly come before the Meeting and any adjournments thereof.

          The close of business on September 9, 1996, has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof. For a period of at least 10 days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting will be open to the examination of any stockholder during ordinary business hours at CompUSA Inc., 14951 North Dallas Parkway, Dallas, Texas.

          Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

          STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                                     By Order of the Board of Directors



                                              Mark R. Walker
                                       Senior Vice President-General
                                           Counsel and Secretary

Dallas, Texas
September 27, 1996

                                 CompUSA Inc.
                          14951 North Dallas Parkway
                             Dallas, Texas  75240

                                PROXY STATEMENT
                                      for
                        ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held November 6, 1996


          This Proxy Statement is being first mailed on September 27, 1996, to stockholders of CompUSA Inc. (the "Company") by the board of directors of the Company (the "Board of Directors" or the "Board") to solicit proxies (the "Proxies") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at The Grand Kempinski Hotel, 15201 North Dallas Parkway, Dallas, Texas, on Wednesday, November 6, 1996, at 10:00 a.m., local time, and at such other time and place to which the Meeting may be adjourned.

          All shares represented by valid Proxies, unless the stockholder otherwise specifies, will be voted (i) FOR the election of the persons named herein under "Election of Directors" as nominees for election as a director of the Company for the term described therein; (ii) FOR the amendment of the Company's Restated and Amended Certificate of Incorporation (the "Charter") to increase the number of authorized shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") from 100,000,000 to 200,000,000;
(iii) FOR the proposal to amend the CompUSA Inc. Long-Term Incentive Plan (the "Long-Term Incentive Plan") to increase the number of shares of Common Stock authorized for issuance thereunder by 2,000,000, from 6,394,368 to 8,394,368; (iv) FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 28, 1997 ("fiscal 1997"); and (v) at the discretion of the Proxyholders with regard to any other matters that may properly come before the Meeting and any adjournments thereof.

          Any stockholder executing a Proxy retains the right to revoke it at any time prior to exercise at the Meeting. A Proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later Proxy or by voting the shares in person at the Meeting. If not revoked, all shares represented by properly executed Proxies will be voted as specified therein or as noted above, as applicable.

                       RECORD DATE AND VOTING SECURITIES

          The record date for determining the stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof is the close of business on September 9, 1996 (the "Record Date"). On April 22, 1996, the Company issued 21,047,172 shares of Common Stock as the result of a 2-for-1 stock split in the form of a stock dividend on the Common Stock outstanding at the close of business on April 8, 1996. All share numbers stated in this Proxy Statement, except for authorized shares, reflect the stock split. In addition, on May 30, 1996, the Company issued 2,632,717 shares of Common Stock pursuant to an Agreement and Plan of Merger by which the Company acquired PCs Compleat, Inc., a direct reseller of brand-name personal microcomputers and peripherals ("PCs Compleat"). As a result of these and other issuances of Common Stock, 45,320,525 shares of Common Stock were issued and outstanding as of the close of business on the Record Date. Common Stock is the only class of outstanding voting securities of the Company.

                               QUORUM AND VOTING

          The presence at the Meeting, in person or by proxy, of the holders of a majority of the Common Stock issued and outstanding and entitled to vote thereat is necessary to constitute a quorum to transact business. Each share represented at the Meeting in person or by proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in such holder's name.

          Election of the director nominees named in Proposal No. 1, or either of them, requires the affirmative vote of a plurality of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. Votes may be cast in favor or withheld with respect to both of the director nominees, or either of them. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for the proposal and, therefore, will not otherwise affect the outcome of the vote on the proposal.

         Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote. Abstentions on the proposal may be specified and will have the same effect as a vote against the proposal.

          In order for certain stock options granted under the Long-Term Incentive Plan to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code, approval of Proposal No. 3 requires the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. Abstentions on the proposal may be specified and will have the same effect as a vote against the proposal.

          Approval of Proposal No. 4 requires the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. Abstentions on the proposal may be specified and will have the same effect as a vote against the proposal.

          Brokers or nominees have discretionary power to vote on each of the Proposals.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

          The following table sets forth information as of the Record Date regarding the beneficial ownership of Common Stock by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company,
(iii) the Company's Named Officers (as defined under "EXECUTIVE COMPENSATION-- Summary Compensation Table") and (iv) all directors and executive officers of the Company as a group.


                                                                Beneficial Ownership
                                                                of Common Stock (1)
                                              --------------------------------------------------
                                                 Amount and
                                                  Nature of
                                                  Beneficial                       Percent of
Name and Address of Beneficial Owner             Ownership  (2)                   Common Stock
- ------------------------------------          -------------------             ------------------
FMR Corp. (3)
   82 Devonshire Street
   Boston, Massachusetts 02109                     6,219,500                         13.4%

Forstmann-Leff Associates Inc. (4)
   55 East 52nd Street
   New York, New York 10055                        3,588,600                          7.7%

Giles H. Bateman                                     153,587                            *
Leonard L. Berry, Ph.D.                               22,397                            *
Warren D. Feldberg                                    33,109                            *
James F. Halpin (5)                                  494,099                          1.1%
Lawrence Mittman                                       1,982                            *
Kevin J. Roche                                       113,775                            *
Edith Weiner                                           3,426                            *
Harold F. Compton (5)                                206,655                            *
Lawrence N. Mondry (5)                               262,347                            *
James E. Skinner (5)                                 196,589                            *
J. Samuel Crowley (5)                                 51,415                            *
All directors and  executive officers as a
   group (30 persons) (5)                          2,086,634                          4.5%


- ------------------------
*Less than 1.0%

(1) "Beneficial owner" means generally any person who, directly or indirectly, has or shares voting power or investment power with respect to a security. All information with respect to the beneficial ownership of any stockholder has been furnished by such stockholder and the Company believes that, except as otherwise indicated, each stockholder has sole voting and investment power with respect to shares listed as beneficially owned by such stockholder.

(2) Includes shares of Common Stock issuable upon exercise of options that were exercisable on the Record Date or within 60 days thereafter by Messrs. Bateman, Berry, Feldberg, Halpin, Mittman, Roche, Compton, Mondry, Skinner, Crowley and Ms. Weiner and all directors and executive officers as a group: with such shares numbering 56,287; 9,897; 13,109; 309,081; 950; 9,897; 66,810; 15,986; 181,284; 29,448;
          1,826 and 1,079,838, respectively. These numbers do not reflect the options granted by the Compensation Committee on August 16, 1996, subject to stockholder approval of Proposal No. 3. See footnote 1 to the table set forth under "Proposal No. 3 - AMENDMENT TO LONG-TERM INCENTIVE PLAN - Grant of Awards Under the Long-Term Incentive Plan."

(3) Based on a Report on Schedule 13G dated February 14, 1996, which was filed with the Securities and Exchange Commission (the "Commission") by FMR Corp. ("FMR"). FMR reported sole voting power with respect to 111,400 shares and sole dispositive power with respect to 6,219,500 shares.



                                             (notes continued on following page)

                                            (notes continued from previous page)

(4) Based on a Report on Schedule 13G dated February 15, 1996, which was filed with the Commission by Forstmann-Leff Associates Inc. ("Forstmann-Leff"). Forstmann-Leff reported sole voting power with respect to 2,424,200 shares and sole dispositive power with respect to 2,556,600 shares.

(5) Includes shares of Common Stock restricted by the Company as to their sale, assignment, transfer, pledge or other encumbrance by Messrs. Halpin, Compton, Mondry, Skinner, Crowley and all directors and executive officers as a group; with such shares numbering 26,131; 22,456; 8,147; 8,147; 8,147 and 119,553, respectively. The vesting period of these restricted stock awards may be accelerated if specified performance goals are met. See "EXECUTIVE COMPENSATION - Summary Compensation Table."


                                Proposal No. 1

                             ELECTION OF DIRECTORS

          The Board of Directors is divided into three classes of directors serving staggered three-year terms. All directors of one class hold their positions until the annual meeting of stockholders at which the terms of the directors in such class expire and their respective successors are elected and qualified. The Charter provides that the number of directors will not be less than three nor greater than thirteen and will be divided into three classes as nearly equal in number as the then authorized number of directors permits. The Bylaws of the Company provide that the number of directors will be established by resolution of the Board of Directors within the limitations set forth in the Charter. The Board of Directors has set the number of directors at seven.

          The Board of Directors has approved the recommendation of the Nominating Committee that Warren D. Feldberg and Kevin J. Roche be submitted as nominees to the stockholders to serve three-year terms as directors expiring at the 1999 annual meeting of stockholders and until their successors are elected and have qualified. Both have served as members of the Board of Directors since prior to the last annual meeting of stockholders.

          Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. It is the intention of the persons named in the enclosed form of Proxy to vote such Proxy FOR the election of the nominees named above, unless authorization is withheld on the Proxy. Directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon, provided a quorum is present.

          The nominees named above have consented to serve as members of the Board of Directors if elected. If any of the above nominees for any reason is unable or unwilling to serve at the time of the Meeting, the Proxyholders will have discretionary authority to vote the Proxies for a substitute nominee or nominees. The following sets forth information as to the nominees for election at the Meeting and each of the directors whose term of office will continue after the Meeting, including their ages, present principal occupations, other business experience during the last five years, memberships on committees of the Board of Directors and directorships in other publicly-held companies.


                                                      Served as    Year
                                                       Director    Term
           Name              Age      Position          Since     Expires
- ---------------------------- ---  ------------------- ---------- ---------
Nominees for three-year
  terms ending in 1999:
   Warren D. Feldberg (4)     46  Director              1992        1996
   Kevin J. Roche (2)(3)(4)   38  Director              1989        1996

Continuing directors:
   James F. Halpin (1)(2)     45  President, Chief      1993        1997
                                    Executive Officer
                                    and Director
   Lawrence Mittman (3)       45  Director              1995        1997
   Edith Weiner               47  Director              1995        1997
   Giles H. Bateman (1)(2)    51  Chairman of the       1991        1998
                                    Board of Directors

   Leonard L. Berry,          53  Director              1993        1998
      Ph.D. (4)

- ----------------

(1)  Member of the Nominating Committee
(2)  Member of the Finance Committee
(3)  Member of the Audit Committee
(4)  Member of Compensation Committee

          Warren D. Feldberg has served as a director of the Company since October 1992. Since May 1996, Mr. Feldberg has been the Chief Executive Officer of Caldor Corp., a department store retail chain. Mr. Feldberg served as Chairman and Chief Executive Officer of Marshalls, Inc., a retail organization and a subsidiary of Melville Corporation, from October 1991 to June 1995. Mr. Feldberg also served as Vice President of Melville Corporation during the same period. From 1988 to October 1991, Mr. Feldberg was employed by Dayton Hudson Corporation, where he served in a variety of positions for its Target division, most recently as President during 1991.

     Kevin J. Roche has served as a director of the Company since 1989. Mr. Roche has served as Senior Vice President of First Union Capital Partners, Inc. since 1993, Senior Vice President of First Union Corporation since 1991 and Senior Vice President of First Union National Bank of North Carolina since 1988.

     James F. Halpin has served as President and a director of the Company since May 1993 and as Chief Executive Officer since December 1993. Mr. Halpin also served as Chief Operating Officer from May 1993 to January 1995. From 1990 to November 1992, Mr. Halpin was President of HomeBase, a home center warehouse retailer. From 1988 to 1990, Mr. Halpin was President of BJ's Wholesale Club, a chain of warehouse club retail stores. He also served as Executive Vice President of Waban Inc., the parent corporation of HomeBase and BJ's Wholesale Club, from 1988 to May 1993. He is also a director of Toy Biz, Inc.

     Lawrence Mittman has served as a director of the Company since January 1995. Mr. Mittman is a partner of the New York City law firm Battle Fowler, where he has been employed since 1979.

     Edith Weiner has served as a director of the Company since March 1995. Ms. Weiner is President of Weiner, Edrich, Brown, Inc., a management consulting firm, where she has been employed since 1977. She also serves as a director of First Unum Life Insurance Company.

     Giles H. Bateman has served as a director of the Company since November 1991 and as Chairman of the Board of Directors since December 1993. Since January 1992, Mr. Bateman has been an investor in and director of several private companies, primarily engaged in retailing. In 1991, Mr. Bateman served as a Visiting Professor at the University of San Diego Olin Hall School of Business Administration. Mr. Bateman was a co-founder of The Price Company, the operator of The Price Club chain of warehouse club retail superstores. Mr. Bateman served as a director and Chief Financial Officer of The Price Company from 1976 to 1991 and as Vice Chairman from 1986 to 1991. He is also a director of Boatracs, Inc.

     Leonard L. Berry, Ph.D. has served as a director of the Company since November 1993. Mr. Berry has served as a Professor of Marketing and as Director of the Center for Retailing Studies at Texas A&M University since 1982. He has also held the J.C. Penney Chair of Retailing Studies since January 1991.

Meetings and Committees of the Board of Directors

     The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when important matters require Board action between scheduled meetings. The Board of Directors met six times and acted by unanimous written consent four times during fiscal 1996. During such period, all members of the Board of Directors participated in at least 75% of all Board and applicable Committee meetings.

     The Board of Directors has four standing committees (each a "Committee"):
The Nominating Committee, the Finance Committee, the Audit Committee and the Compensation Committee. The functions of these committees, their current members, the number of meetings held and the number of times action was taken by written consent during fiscal 1996 are described below.

     The Nominating Committee is empowered to recommend nominees for election to the Board; review the role, composition and structure of the Board and its committees; and review planning for the succession to senior executive positions. The Nominating Committee is comprised of James F. Halpin (Chairman) and Giles H. Bateman. The Nominating Committee met informally once during fiscal 1996.

     The Finance Committee has the responsibility of making recommendations to the Board with respect to the Company's credit arrangements, the issuance of equity and long-term debt securities and other matters. The Finance Committee is comprised of Giles H. Bateman (Chairman), James F. Halpin and Kevin J. Roche. The Finance Committee met once and acted by written consent once during fiscal 1996.

     The Audit Committee was established to review the professional services and independence of the Company's independent auditors and to review the Company's financial statements, procedures and internal controls. The Audit Committee is comprised of Kevin J. Roche (Chairman) and Lawrence Mittman. The Audit Committee met seven times during fiscal 1996.

     The Compensation Committee has the responsibility of fixing annual salaries and bonuses for the officers and key employees of the Company and administering the Long-Term Incentive Plan. The Compensation Committee is comprised of Warren
D. Feldberg (Chairman), Kevin J. Roche and Leonard L. Berry, Ph.D. The Compensation Committee met six times during fiscal 1996.

Director Compensation

     Directors who are also employees of the Company or its subsidiaries receive no compensation in their capacities as directors. Nonemployee directors receive an annual retainer of $25,000, plus a fee of $1,000 for each Board meeting and $500 for each Committee meeting in which the director participates. All directors are reimbursed for expenses connected with attendance at Board or Committee meetings. In addition, nonemployee directors receive annual automatic grants of stock options to purchase $50,000 of Common Stock (based on market value).

     For fiscal 1996, the Company (i) paid Messrs. Bateman, Berry, Feldberg, Mittman and Roche $30,000, $33,000, $32,500, $30,500 and $35,000, respectively, and paid the firm of Weiner, Edrich, Brown, Inc., $29,000 in respect of Ms. Weiner's services and (ii) granted each of Messrs. Bateman, Berry, Feldberg, Mittman and Roche and Ms. Weiner options to purchase 2,846 shares of Common Stock at an exercise price of $17.52 per share. For his services as Chairman of the Board of Directors during fiscal 1996, Mr. Bateman received an additional $69,000 as an annual salary. In addition, Mr. Dean Groussman, who resigned as a director in August 1995, was paid $13,917 for services rendered in fiscal 1996.

                                 Proposal No. 2

          INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has unanimously approved, subject to approval by the stockholders of the Company, a proposal to amend the Fourth Article of the Charter to increase the number of shares of Common Stock authorized and available for issuance from 100,000,000 to 200,000,000.

     Management believes that this amendment would benefit the Company by providing greater flexibility to the Board of Directors to issue additional equity securities, for example, to raise additional capital, to facilitate possible future acquisitions, to provide stock-related employee benefits and to effect stock splits of the outstanding Common Stock. If the increase is approved at the Meeting, generally, no stockholder approval would be necessary for the issuance of all or any portion of the additional shares of Common Stock unless required by law or any rules or regulations to which the Company is subject. However, as long as the Common Stock is quoted for trading through the New York Stock Exchange (the "NYSE"), the flexibility that this amendment would provide the Board of Directors will be limited by the rules of such exchange which, as presently in effect, would generally require stockholder approval for the issuance of shares when: (i) a stock option or purchase plan is to be established or other arrangements made pursuant to which stock may be acquired by directors or officers, except for warrants or rights issued generally to securityholders of the Company or broadly-based plans or arrangements including other employees; (ii) a business, a company, tangible or intangible assets or property or securities representing any such interest are to be acquired, directly or indirectly, from a director, officer or substantial securityholder of the Company (including its subsidiaries, affiliates or other closely related persons) or from any company or party in which one of such persons has a substantial direct or indirect interest if the number of shares of Common Stock to be issued or the number of shares of Common Stock into which the securities may be convertible exceeds one percent of the number of shares of Common Stock, or one percent of the voting power, outstanding before the issuance; (iii) Common Stock or securities convertible into or exercisable for Common Stock are to be issued in any transaction or series of related transactions, other than a public offering for cash, if (a) the Common Stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such Common Stock or securities convertible into or exercisable for Common Stock, or (b) the number of shares of Common Stock to be issued is, or will be, equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the Common Stock; or
(iv) the issuance would result in a change in control of the Company.

     Although the Company considers from time to time mergers, acquisitions and other transactions that may involve the issuance of additional shares of Common Stock (any one or more of which may be under consideration or acted upon at any time), the Company is not a party to any agreements with respect to any such transactions, nor does it have any agreements, commitments or understandings with respect to such transactions or that would involve the issuance of additional shares of Common Stock in amounts that would exceed the number of currently authorized and unissued shares.

     Depending upon the consideration per share received by the Company for any subsequent issuance of Common Stock, such issuance could have a dilutive effect on those stockholders who paid a higher consideration per share for their stock. Also, future issuances will increase the number of outstanding shares of Common Stock, thereby decreasing the percentage ownership in the Company (for voting, distributions and all other purposes) represented by existing shares of Common Stock. The availability for issuance of the additional shares of Common Stock and any issuance thereof, or both, may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued Common Stock could be issued in one or more transactions that would make a takeover of the Company more difficult or costly, and therefore less likely. The Company is not aware of any person or entity who is seeking to acquire control of the Company. Holders of Common Stock do not have any preemptive rights to acquire any additional securities issued by the Company.

     As of the Record Date, 45,320,525 shares of Common Stock were issued and outstanding and 5,147,888 shares of Common Stock were reserved for issuance pursuant to the Company's employee benefit plans. Accordingly, only an additional 49,531,587 unreserved shares of Common Stock are available for issuance under the Charter. If the proposed amendment to the Charter is not adopted, it would be necessary to convene a special meeting of stockholders before the Company could consummate any transaction in which the number of shares of Common Stock that would be issued, together with all other new issuances of Common Stock after the Record Date, would exceed 49,531,587 shares. This could potentially add to the costs of a proposed transaction and the added time necessary to prepare for and hold a stockholders meeting could serve as a disincentive for third parties otherwise interested in making an investment in, or entering into other transactions with, the Company. It is for these and similar reasons that companies have authorized and unissued shares available for issuance.

Vote Required

     Adoption of the proposal to increase the number of authorized shares of Common Stock requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock on the Record Date. If approved by the stockholders, such increase in the number of authorized shares will become effective upon the filing with the Secretary of State of the State of Delaware of an amendment to the Charter setting forth such increase. Unless otherwise instructed, it is the intent of the persons named in the Proxy to vote all Proxies "FOR" the adoption of this proposal.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK TO 200,000,000


                                 Proposal No. 3

                     AMENDMENT TO LONG-TERM INCENTIVE PLAN

     The Board of Directors and the Compensation Committee (referred to collectively as the "Board of Directors" with respect to this Proposal) unanimously approved an amendment to the Company's Long-Term Incentive Plan, subject to approval by the stockholders, to increase the number of shares of Common Stock issuable pursuant to the Long-Term Incentive Plan by 2,000,000, from 6,394,368 to 8,394,368. The Board of Directors has unanimously approved certain additional amendments to the Long-Term Incentive Plan, as set forth herein, that do not require stockholder approval. See "--Amendments Not Requiring Stockholder Approval."

Description of Long-Term Incentive Plan

     The Long-Term Incentive Plan provides that the Compensation Committee may, from time to time and in its sole discretion, grant options to acquire shares of Common Stock, restricted stock awards, stock appreciation rights, performance share awards and stock unit awards to full-time and part-time employees, nonemployee directors, consultants and advisors ("Participants") of or to the Company or a subsidiary thereof (referred to collectively as the "Company" with respect to this Proposal). The Company has six nonemployee directors and approximately 11,000 employees. The Compensation Committee, composed of two or more nonemployee directors of the Company, has the authority to fix the number and terms of awards to be granted under the Long-Term Incentive Plan, the persons to receive awards and any conditions for the receipt of awards. The Board of Directors has all the powers of the Compensation Committee under the Long-Term Incentive Plan and may take any action under or with respect to the Long-Term Incentive Plan that the Compensation Committee is entitled to take.

     The Long-Term Incentive Plan currently provides for the issuance of up to 6,394,368 shares of Common Stock pursuant thereto, upon the exercise of stock options or in the form of restricted stock awards, performance stock awards or stock unit awards granted thereunder. The maximum aggregate number of shares of Common Stock with respect to which awards may be granted to any Participant during the term of the Long-Term Incentive Plan is one-half of the total number of shares of Common Stock that may be issued from time to time thereunder. Awards may be granted under the Long-Term Incentive Plan through May 8, 2005.

     Stock Options. Under the Long-Term Incentive Plan, options may be granted in the form of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options. The options generally become exercisable with respect to one-third or one-fourth of the shares purchasable thereunder on each anniversary of the date of the option grant. The options generally expire within 10 years after the date of grant (five years in the case of incentive stock options granted to employees owning more than 10% of the Common Stock), except as follows. If a Participant ceases to be employed by the Company because the participant is terminated for Cause (as defined in the Long-Term Incentive
Plan), any options held by the Participant will automatically expire. If a Participant's employment by the Company is terminated for any reason other than for Cause or due to death, such Participant's option will be exercisable (to the extent exercisable on the date of termination of the Participant's employment by the Company or, if the Compensation Committee, in its sole discretion, has accelerated the vesting of such option, to the extent exercisable following such acceleration) at any time within 30 days after the Participant ceases to be an employee (or within (i) three months after termination on account of retirement or (ii) 12 months after termination on account of disability), unless by its terms the option expires earlier or unless, with respect to a nonstatutory stock option, the Compensation Committee agrees, in its sole discretion, to extend the term of such option. If a Participant dies while employed by the Company, or within three months after ceasing to be an employee, such Participant's option will be exercisable (to the extent exercisable on the date of death, or, if the Compensation Committee, in its sole discretion, has accelerated the vesting of such option, to the extent exercisable following such acceleration) at any time within 12 months after the date of death, unless by its terms the option expires earlier or unless, with respect to any nonstatutory stock option, the Compensation Committee agrees, in its sole discretion, to extend the term of such option. If a nonemployee Participant's association with the Company is terminated for Cause, any options held by such Participant will automatically expire. In all other cases, any options held by such a Participant, to the extent exercisable on the date of termination of the Participant's association with the Company, will remain exercisable and will expire in accordance with the terms of the applicable option agreement. The Compensation Committee does not have the authority to extend the term of any option beyond its original term. In the event of certain mergers and reorganizations involving the Company or upon the occurrence of a change in control (as defined in the Long-Term Incentive
Plan) or threatened change in control of the Company, all outstanding options will become immediately exercisable with respect to the full number of shares purchasable under such options.

     Incentive stock options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or by the Participant's legally authorized representative. With respect to nonstatutory stock options, the Compensation Committee may, in its sole discretion, provide for the transferability of such options as it deems appropriate.

     The exercise price of each incentive stock option granted under the Long-Term Incentive Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant (or 110% in the case of incentive stock options granted to employees owning more than 10% of the Common Stock), while the exercise price for nonstatutory stock options may be less than the fair market value on the date of grant. The closing price of the Common Stock on the NYSE on the Record Date was $45.50 per share.

     The exercise price of an option may be paid in cash, by certified or cashier's check, by shares of Common Stock, if permitted by the Compensation Committee, by a promissory note for the total purchase price of the shares of Common Stock being purchased, which note shall contain such terms and provisions as the Compensation Committee may approve, including without limitation the right to repay the note partially or wholly with Common Stock, or by delivery of a copy of irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price.

     As of the Record Date, options to purchase an aggregate of [6,773,141] shares of Common Stock had been granted under the Long-Term Incentive Plan, of which options to purchase [2,211,617] shares of Common Stock had been exercised, options to purchase [1,907,304] shares of Common Stock had been cancelled, and options to purchase [2,654,220] shares of Common Stock remain outstanding. These numbers do not reflect the options granted by the Compensation Committee on August 16, 1996, subject to stockholder approval of Proposal No. 3. See footnote 1 to the table set forth below under the caption "--Grant of Awards Under the Long-Term Incentive Plan."

     Restricted Stock Awards. Under the Long-Term Incentive Plan, the Compensation Committee may, in its sole discretion, award shares of Common Stock, subject to certain restrictions, as determined by the Compensation Committee. The general terms and conditions of restricted stock awards are as follows: (i) any shares of Common Stock awarded to a Participant will be restricted for a period of time to be determined by the Compensation

Committee, but not more than ten years; (ii) the restrictions will prohibit the sale, assignment, transfer, pledge or other encumbrance of such shares, and will provide for possible reversion thereof to the Company during the period of restriction; (iii) all restricted stock awarded to a Participant will be forfeited and returned to the Company in the event the Participant's employment by or other association with the Company is terminated prior to the expiration of the period of restriction, unless the Participant's termination of employment by or other association with the Company is due to his death, disability or retirement or unless the Compensation Committee, in its sole discretion, waives the restrictions established with respect to any or all of the shares of restricted stock; (iv) in the event of a Participant's death or disability, the restrictions established will lapse with respect to all restricted stock awarded to the Participant prior to any such event and the shares of Common Stock involved will cease to be restricted stock and will no longer be subject to forfeiture to the Company; (v) in the event of a Participant's retirement, the restrictions established will continue to apply unless the Compensation Committee, in its sole discretion, shortens the restriction period; (vi) from the time of grant of the restricted stock award, the Participant will be entitled to all rights (including dividend and voting rights) with respect to the shares of Common Stock covered by the award, subject to forfeiture of such Common Stock; and (vii) upon the expiration of a restriction period, the Company will issue a certificate for such shares that does not bear a restrictive legend.

     The vesting of certain restricted stock awards may be accelerated if specified performance goals are met (such restricted stock is referred to herein as "performance accelerated restricted stock" or "PARS"). As of the Record Date, the Company has awarded a total of 121,783 shares of restricted stock, all of which shares were PARS, with James F. Halpin, Harold F. Compton, J. Samuel Crowley, Lawrence N. Mondry and James E. Skinner receiving PARS in the following amounts, respectively: 26,131; 22,456; 8,147; 8,147 and 8,147 shares.

     Stock Appreciation Rights. Under the Long-Term Incentive Plan, the Compensation Committee may, in its sole discretion, grant stock appreciation rights. A stock appreciation right entitles a Participant to receive an amount equal to (or if the Compensation Committee shall so determine at the time of grant, less than) the excess of the market value on the date of exercise over the market value on the date of grant of such right (or such other price as is set by the Compensation Committee), multiplied by the number of shares of Common Stock with respect to which the stock appreciation right shall have been exercised. A stock appreciation right may be granted in combination with, in addition to, or completely independent of, an option or any other award. Settlement of a stock appreciation right may be made in cash, by certified or cashier's check, in shares of Common Stock, if permitted by the Compensation Committee, or in any other form of valid consideration, as determined by the Compensation Committee in its sole discretion. However, any stock appreciation right exercised upon or subsequent to the occurrence of certain mergers, reorganizations or a change in control must be paid in cash. The Compensation Committee may, in its sole discretion, determine the transferability of the stock appreciation rights granted to any Participant. Whenever a stock appreciation right is granted in relation to an option and the exercise of one affects the right to exercise the other, the number of shares of Common Stock available under the option to which the stock appreciation right relates will decrease by a number equal to the number of shares of Common Stock for which the stock appreciation right is exercised. Upon the exercise of an option, any related stock appreciation right will terminate as to any number of shares of Common Stock subject to such stock appreciation right that exceeds the total number of shares of Common Stock for which the option remains unexercised.

     Whenever a stock appreciation right is granted in relation to an option and the exercise of one affects the right to exercise the other, in the event of the termination of the Participant's employment by or other association with the Company, the stock appreciation right may be exercised only during the period, if any, within which the option to which it relates may be exercised. If a Participant who is a Company employee is granted a stock appreciation right independently of an option, the following provisions will apply: (i) if a Participant ceases to be employed by the Company because the Participant is terminated for Cause (as defined in the Long-Term Incentive Plan), any stock appreciation rights held by that Participant will automatically expire; (ii) if a Participant's employment by the Company is terminated for any reason other than Cause or due to death, such Participant's stock appreciation right will be exercisable (to the extent exercisable on the date of termination of the Participant's employment by the Company or, if the Compensation Committee, in its sole discretion, has accelerated the vesting of such stock appreciation right, to the extent exercisable following such acceleration) at any time within 30 days after the Participant ceases to be an employee (or within (a) three months after termination if on account of retirement or (b) 12 months after termination if on account of disability), unless by its terms it expires earlier or unless the Compensation Committee agrees, in its sole discretion, to extend the term of such stock appreciation right; provided that the term of any such stock appreciation right will not be extended beyond its original term, and
(iii) if a Participant dies while employed by the Company or within three months after ceasing to be an employee, such

Participant's stock appreciation right will be exercisable (to the extent exercisable on the date of death, or, if the Compensation Committee, in its sole discretion, has accelerated the vesting of such stock appreciation right, to the extent exercisable following such acceleration) at any time within 12 months after the date of death, unless by its terms it expires earlier or unless the Compensation Committee agrees, in its sole discretion, to extend the term of such stock appreciation right; provided that the term of any such stock appreciation right will not be extended beyond its original term. Military or sick leave will not be deemed a termination of employment by the Company; provided that it does not exceed the longer of three-months or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract. If a nonemployee Participant is granted a stock appreciation right independently of an option under the Long-Term Incentive Plan, the following provisions will apply: (i) if the Participant's association with the Company is terminated for Cause, any stock appreciation right held by the Participant will automatically expire and (ii) in all other cases, any stock appreciation right held by a Participant will remain exercisable to the extent exercisable on the date of termination of the Participant's association with the Company and will remain exercisable in accordance with the terms of the applicable stock appreciation right agreement. As of the Record Date, no stock appreciation rights have been granted.

     Whenever an incentive stock option and a stock appreciation right are granted together and the exercise of one affects the right to exercise the other, the following requirements apply: (i) the stock appreciation right will expire no later than the expiration of the underlying incentive stock option;
(ii) the stock appreciation right may be for no more than the difference between the exercise price of the underlying incentive stock option and the market value of the Common Stock subject to the underlying incentive stock option at the time the stock appreciation right is exercised; (iii) the stock appreciation right is transferable only when the underlying incentive stock option is transferable and under the same conditions; (iv) the stock appreciation right may be exercised only when the underlying incentive stock option is eligible to be exercised; and
(v) the stock appreciation right may be exercised only when the market value of the Common Stock subject to the underlying incentive stock option exceeds the exercise price of the underlying incentive stock option.

     Performance Shares. Under the Long-Term Incentive Plan, the Compensation Committee may, in its sole discretion, grant performance shares. Performance shares may be earned based on the attainment of performance goals established by the Compensation Committee for a particular performance cycle. The Compensation Committee may establish performance goals with such criteria and objectives as the Compensation Committee may from time to time select. After the end of each performance cycle, the Compensation Committee will determine the number of performance shares, if any, earned by each Participant with respect to the performance cycle in accordance with the following: (i) if the performance goal is attained or exceeded, a Participant will be deemed to have earned the full number of performance shares granted to the Participant; (ii) if the minimum performance goal is not attained, a Participant will be deemed to have earned no performance shares; (iii) if the performance goal is not attained, but the minimum performance goal is attained or exceeded, the number of performance shares deemed to have been earned by a Participant will be a portion of the performance shares, as determined based on a formula established by the Compensation Committee at the time of grant; (iv) if a Participant's employment by or other association with the Company has terminated because of death, disability or retirement prior to the end of a performance cycle, the number of performance shares such Participant will be deemed to have earned shall be the number of performance shares determined as though such Participant's employment by or other association with the Company had not terminated, multiplied by a fraction, the numerator of which is the number of months such Participant was employed by or was otherwise associated with the Company during the performance cycle (including the month during which employment by or other association with the Company terminated) and the denominator of which is the total number of months in the performance cycle; (v) if the Participant's employment by or other association with the Company has terminated for any reason other than death, disability or retirement, such Participant will be deemed to have earned no performance shares except as and to the extent the Compensation Committee may determine; provided that the number of performance shares that may be so determined by the Compensation Committee to have been earned may not exceed the number that would have been earned had the provisions of subparagraph (i) been applicable; and (vi) at any time prior to the end of a performance cycle, the Compensation Committee may adjust downward (but not upward) the performance goal and/or the minimum performance goal as a result of major events unforeseen at the time the performance shares were awarded, such as changes in the economy, the industry, laws affecting the operation of the Company, changes in applicable tax laws or accounting principles or any other event the Compensation Committee determines would have a significant impact upon the probability of attaining the previously established performance goal and/or minimum performance goal.
Payment in respect of earned performance shares will be made to the Participant or, if the Participant has died, to the Participant's designated beneficiary, as soon as practicable after the expiration of the performance cycle and the

Compensation Committee's determination. Payment in respect of earned performance shares may be made in cash, in shares of Common Stock or a combination thereof, as determined by the Compensation Committee, in its sole discretion, at the time of payment. In the sole discretion of the Compensation Committee, a performance share award may provide the Participant with dividends or dividend equivalents (payable on a current or deferred basis) and cash payments in lieu of or in addition to such award. As of the Record Date, no performance shares have been granted.

     Stock Unit Awards. Under the Long-Term Incentive Plan, the Compensation Committee may, in its sole discretion, grant stock unit awards. Stock unit awards may be in the form of Common Stock or units, the value of which is based, in whole or in part, on the market value of the Common Stock. Stock unit awards will be subject to such terms, restrictions, conditions, vesting requirements, payment requirements and rights upon termination of employment by or other association with the Company as the Compensation Committee may determine, in its sole discretion, at the time of grant, including without limitation the following: (i) any shares of Common Stock that are part of a stock unit award may be subject to restrictions on sale, assignment, transfer, pledge or other encumbrance; (ii) stock unit awards may provide for the payment of cash consideration by the Participant or provide that the award, and any Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; (iii) stock unit awards may relate in whole or in part to certain performance criteria established by the Compensation Committee; and (iv) stock unit awards may provide for deferred payment schedules and/or vesting over a specified period of employment by or other association with the Company. In the sole discretion of the Compensation Committee, a stock unit award may provide the Participant with dividends or dividend equivalents (payable on a current or deferred basis) and cash payments in lieu of or in addition to such award. As of the Record Date, no stock unit awards have been granted.

Description of Proposed Amendment

     The Board of Directors has unanimously approved an amendment to the Long-Term Incentive Plan, subject to approval by the stockholders, to increase the number of shares of Common Stock issuable pursuant to the Long-Term Incentive Plan by 2,000,000, from 6,394,368 to 8,394,368, which amendment, if approved by the stockholders, will be effective as of August 16, 1996.

Amendments Not Requiring Stockholder Approval

     The Board of Directors has unanimously approved certain amendments to the Long-Term Incentive Plan that did not require stockholder approval and became effective August 16, 1996, including the elimination of: (i) certain restrictions on the transferability of nonstatutory stock options, restricted stock awards and stock appreciation rights; and (ii) certain minimum vesting or holding periods applicable to awards.

Summary of Federal Income Tax Consequences

     Summary of Certain Federal Income Tax Consequences Relating to Incentive Stock Options. No taxable income is realized by a Participant and no tax deduction is available to the Company upon either the grant or exercise of an incentive stock option. If a Participant holds the shares acquired upon the exercise of an incentive stock option for more than one year after the issuance of the shares upon exercise of the incentive stock option and more than two years after the date of the grant of the incentive stock option (the "holding period"), the difference between the exercise price and the amount realized upon the sale of the shares will be treated as a long-term capital gain or loss and no deduction will be available to the Company. If the shares are transferred before the expiration of the holding period, the Participant will realize ordinary income, and the Company will be entitled to a deduction, on the portion of the gain, if any, equal to the difference between the incentive stock option exercise price and the fair market value of the shares on the date of exercise or, if less, the difference between the amount realized on the disposition and the adjusted basis of the stock; provided that the deduction will not be allowed if such amount exceeds the annual $1,000,000 limitation on the deduction that an employer may claim for compensation of certain executives pursuant to Section 162(m) of the Code (the "Deduction Limitation") and no exception to the Deduction Limitation is applicable. Any further gain or loss from the arm's length sale or exchange will be taxable as a long-term or short-term capital gain or loss depending upon the holding period before disposition. Certain special rules apply if an incentive stock option is exercised by tendering stock. The difference between the incentive stock option exercise price and the fair market value, at the time of exercise, of the Common Stock acquired upon the exercise of an incentive stock option may give rise to alternative minimum taxable income subject to an alternative minimum tax.

     Summary of Certain Federal Income Tax Consequences Relating to Nonqualified Stock Options. No taxable income generally is realized by the Participant upon the grant of a nonqualified stock option, and no deduction generally is then available to the Company. Upon exercise of a nonqualified stock option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be taxable to the Participant as ordinary income. This amount will also be deductible by the Company unless the amount exceeds the Deduction Limitation and no exception to the Deduction Limitation is applicable. The tax basis of shares acquired by the Participant will be the fair market value on the date of exercise. When a Participant disposes of shares acquired upon exercise of a nonqualified stock option, any amount realized in excess of the fair market value of the shares on the date of exercise generally will be treated as a long-term or short-term capital gain, depending on the holding period of the shares. The holding period commences upon exercise of the nonqualified stock option. If the amount received is less than such fair market value, the loss will be treated as a long-term or short-term capital loss, depending on the holding period of the shares. The exercise of a nonqualified stock option will not trigger the alternative minimum tax consequences applicable to incentive stock options.

     Summary of Certain Federal Income Tax Consequences Relating to Restricted Stock. Unless a Participant otherwise elects to be taxed upon receipt of shares of restricted stock under the Long-Term Incentive Plan, the Participant must include in the Participant's taxable income the difference between the fair market value of the shares and the amount paid, if any, for the shares, as of the first date the Participant's interest in the shares is no longer subject to a substantial risk of forfeiture or such shares become transferable. A Participant's rights in restricted stock awarded under the Long-Term Incentive Plan are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the Participant. Where shares of restricted stock received under the Long-Term Incentive Plan are subject to a substantial risk of forfeiture, the Participant can elect to report the difference between the fair market value of the shares on the date of receipt and the amount paid, if any, for the stock as ordinary income in the year of receipt (an "Election"). To be effective, an Election must be filed with the Internal Revenue Service within 30 days after the date the shares are transferred to the Participant. The Company is entitled to a tax deduction equal in amount to the amount includable as compensation in the gross income of the Participant unless such amount exceeds the Deduction Limitation and no exception to the Deduction Limitation is applicable. The amount of taxable gain arising from a Participant's sale of shares of restricted stock acquired pursuant to the Long-Term Incentive Plan is equal to the excess of the amount realized on such sale over the sum of the amount paid, if any, for the stock and the compensation element included by the Participant in taxable income. The Participant will realize long-term capital gain or loss upon disposition of stock held for more than one year after (i) it is no longer subject to a substantial risk of forfeiture or (ii) the date of receipt if an Election has been timely made.

     Summary of Certain Federal Income Tax Consequences Relating to Stock Appreciation Rights. No taxable income will be realized by a Participant upon the grant of a stock appreciation right and no deduction is then available to the Company. Upon the exercise of a stock appreciation right, the Participant will realize taxable income equal to the cash or the fair market value (on the date of exercise) of the shares, or both, received, and the Company will be entitled to a deduction of the same amount unless such amount exceeds the Deduction Limitation and no exception to the Deduction Limitation is applicable. The tax basis of any shares received will be the fair market value on the date of exercise, and, if the shares received are held for more than one year, the Participant will realize long-term capital gain or loss upon disposition.

     Summary of Certain Federal Income Tax Consequences Relating to Performance Shares. No taxable income will be realized by a Participant upon the grant of a performance share award and no deduction is then available to the Company. A Participant will realize ordinary income at the time the award is paid in an amount equal to the amount of cash paid or the value of the shares delivered to the Participant and the Company will have a corresponding deduction unless such amounts exceed the Deduction Limitation and no exception to the Deduction Limitation is applicable.

     Summary of Certain Federal Income Tax Consequences Relating to Stock Units. No taxable income will be realized by a Participant upon the grant of a stock unit award and no deduction is then available to the Company. A Participant will realize ordinary income at the time the award is paid in an amount equal to the amount of cash paid or the value of the shares delivered to the Participant and the Company will have a corresponding deduction unless such amounts exceed the Deduction Limitation and no exception to the Deduction Limitation is applicable.

Grant of Awards Under the Long-Term Incentive Plan

     The following table sets forth certain information regarding options received under the Long-Term Incentive Plan from its inception through the Record Date by (i) the Company's Chief Executive Officer, (ii) each of the Company's four other most highly compensated executive officers for fiscal 1996 individually, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, (v) each nominee for election as a director, and (vi) all employees, excluding executive officers, as a group and excluding all canceled options.




        Name of Individual                      Aggregate Shares of Common
             or Group                            Stock Subject to Options
 --------------------------------------------   --------------------------
 James F. Halpin.............................         602,384
 Harold F. Compton...........................         160,756
 J. Samuel Crowley...........................          60,132
 Lawrence N. Mondry..........................         343,792
 James E. Skinner............................         223,058
 Warren D. Fledberg..........................          17,622
 Kevin J . Roche.............................          14,410
 All current executive
   officers as a group.......................       2,259,372
 All current directors who
   are not executive.........................         141,884
 All employees, excluding executive
   officers, as a group and excluding
   all canceled options......................       2,789,570

- -------------------------------------------
(1) On August 16, 1996, the Compensation Committee, subject to stockholder approval of Proposal No. 3, granted options under the Long-Term Incentive Plan to purchase shares of Common Stock (the "Executive Options") to the Company's senior management in order to maintain long-term incentives and to help enable the Company to retain its executive team. Share amounts in the foregoing table do not include shares of Common Stock issuable upon exercise of the Executive Options. Executive Options granted Messrs. Halpin, Compton, Crowley, Mondry, Skinner, and all current executive officers as a group, numbered: 500,000; 340,000; 170,000; 170,000; 170,000;
     and 1,920,000 shares respectively. If Proposal No. 3 is approved by the stockholders, the Executive Options will have a term of ten years from the date of grant, and will vest with respect to one-fourth of the shares covered thereby annually, beginning May 6, 1997. With respect to each grant of Executive Options, approximately one-third of such options will have an exercise price of $45, one-third will have an exercise price of $55, and one-third will have an exercise price of $65. The exercise prices of all Executive Options were above $41.38, the closing price per share of the Common Stock on the NYSE on August 16, 1996, the date of grant. In the event of a change in control of the Company (as defined in Long-Term Incentive Plan), however, any unexerciseable portion of the Executive Options would become immediately exerciseable.

     The amounts that would be receivable in the future by the individuals or groups named in the table above under the Long-Term Incentive Plan as proposed to be amended are not determinable at this time.

Vote Required

     Approval of the amendment to the Long-Term Incentive Plan to increase the number of shares issuable thereunder requires the approval of the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting and entitled to vote thereon. If approved by the stockholders, such amendment will be effective as of August 16, 1996. Unless otherwise instructed or restricted, it is the intent of the persons named in the Proxy to vote all Proxies "FOR" the adoption of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S LONG-TERM INCENTIVE PLAN.

                                   MANAGEMENT


Executive Officers

          The following table sets forth certain information regarding the Company's executive officers. Officers are elected annually by the Board of Directors and serve at its discretion.


          Name                Age                          Position
- --------------------------  -------  ---------------------------------------------------
James F. Halpin............    45   President, Chief Executive Officer and Director
Harold F. Compton..........    49   Executive Vice President, Chief Operating
                                      Officer and President--CompUSA Stores
J. Samuel Crowley..........    46   Executive Vice President--Operations
Gordon B. Hoffstein........    44   Executive Vice President--Mail Order
Lawrence N. Mondry.........    36   Executive Vice President--Merchandising
James E. Skinner...........    43   Executive Vice President, Chief  Financial
                                      Officer, Treasurer and Assistant Secretary
Ronald J. Gilmore..........    41   Senior Vice President--Marketing & Advertising
Jack Littman-Quinn.........    41   Senior Vice President--Mail Order
Melvin D. McCall...........    51   Senior Vice President--Human Resources
Paul B. Poyfair............    44   Senior Vice President--Services & Administration
Mark R. Walker.............    39   Senior Vice President--General Counsel and Secretary
Anthony J. Cincotta........    55   Vice President--Merchandising & General Merchandise Manager
Aka A. DeMesa..............    45   Vice President--Commercial Products
Paul F. Ewert..............    48   Vice President--Merchandising & General Merchandise Manager
Rick L. Fountain...........    43   Vice President--Technical Services
J. Robert Gary.............    41   Vice President--Finance
Robyn Gatch-Priest.........    46   Vice President, Controller and Assistant Treasurer
Harold D. Greenberg........    49   Vice President--Inventory Management
James L. Infinger..........    39   Vice President--Information Systems and Chief
                                      Information Officer
Leslie C. Marshall.........    51   Vice President--Loss Prevention
Barry C. McCook............    49   Vice President--Operations, East
Jack A. Phelps.............    47   Vice President--Operations, West
Ronald D. Strongwater......    53   Vice President--Real Estate
Anthony A. Weiss...........    29   Vice President--Direct Sales



          See "Proposal No. 1 - Election of Directors" for biographical information regarding Mr. Halpin.

          Harold F. Compton has served as Executive Vice President and Chief Operating Officer since January 1995. In July 1996, Mr. Compton was promoted to the additional position of President--CompUSA Stores. He served as Executive Vice President--Operations from August 1994 to January 1995. Prior to joining the Company, Mr. Compton served as President and Chief Operating Officer of Central Electric Inc. from December 1993 to August 1994. Previously, Mr. Compton had served as Executive Vice President--Operations & Human Resources of HomeBase from 1989 to 1993.

          J. Samuel Crowley has served as Executive Vice President--Operations since March 1995. He served as Vice President--Operations, East from April 1994 to March 1995, as Vice President--Retail Sales from July 1993 to April 1994 and as a Regional Manager from 1989 to July 1993. Prior to joining the Company, Mr. Crowley was employed by The Federated Group, a chain of consumer electronics stores, for eight years, serving as Vice President/General Manager from 1987 to 1988 and as Regional Vice President from 1984 to 1987.

          Gordon B. Hoffstein has served as Executive Vice President--Mail Order since May 1996. Mr. Hoffstein also serves as Chairman of the Board and Chief Executive Officer of PCs Compleat, Inc., which positions he has held since 1991.

          Lawrence N. Mondry has served as Executive Vice President-- Merchandising since December 1993. He served as Senior Vice President and General Merchandise Manager from 1990 to December 1993. Prior to joining the Company, Mr. Mondry was employed by Highland Superstores, Inc., a chain of retail appliance and consumer electronics stores, from 1983 to 1990, serving as Vice President and National Merchandise Manager from 1988 to 1990.

          James E. Skinner has served as Executive Vice President, Chief Financial Officer and Treasurer since September 1994. He served as Senior Vice President--Finance and Planning and Chief Accounting Officer from December 1993 to September 1994, as Vice President--Finance and Planning and Chief Accounting Officer from June 1992 to December 1993, and as Vice President and Chief Accounting Officer from September 1991 to June 1992. Mr. Skinner served as Assistant Treasurer from October 1992 to September 1994 and has also served as Assistant Secretary since October 1992. Prior to joining the Company, Mr. Skinner was a partner of Ernst & Young, an international public accounting firm, where he had been employed since 1975. Mr. Skinner is a Certified Public Accountant.

          Ronald J. Gilmore has served as Senior Vice President--Marketing & Advertising since May 1994. He served as Vice President--Advertising & Sales Promotion from July 1993 to April 1994. Prior to joining the Company, Mr. Gilmore served as Vice President--Marketing of the Good Guys!, Inc., a consumer electronics retailer, from April 1993 to July 1993. Mr. Gilmore was employed by HomeBase from April 1991 to April 1993, serving as Vice President--Marketing & Advertising. From April 1990 to April 1991, Mr. Gilmore was employed by Montgomery Ward, Inc. as Media Director, and from 1989 to 1990, he was employed by Harte Hanks Communications, Inc., serving as Director of Advertising Sales of the Boston Newspaper Group.

          Jack Littman-Quinn has served as Senior Vice President--Mail Order since May 1996. Mr. Littman-Quinn also serves as President and Chief Operating Officer of PCs Compleat, Inc., which positions he has held since 1991.

          Melvin D. McCall has served as Senior Vice President--Human Resources since October 1995. He served as Vice President--Human Resources from May 1995 to October 1995. Prior to joining the Company, he was a principal of HR Partners from 1991 to May 1995. From 1987 to 1991, Mr. McCall served as Senior Vice President of Human Resources and Administration of Dominick's Finer Foods, a regional supermarket chain.

          Paul B. Poyfair has served as Senior Vice President--Services & Administration since October 1995. He served as Senior Vice President--Human Resources, Training and Administration from December 1993 to October 1995 and as Vice President--Human Resources from September 1993 to December 1993. Prior to joining the Company, Mr. Poyfair was employed by HomeBase from October 1990 to September 1993, serving as Vice President--Human Resources and by Kenworth Truck Company from 1986 to 1990, serving as Director of Human Resources.

          Mark R. Walker has served as Senior Vice President--General Counsel and Secretary since November 1995. He served as Vice President--General Counsel and Secretary from August 1993 to November 1995. Prior to joining the Company, he was employed as Vice President, Secretary and General Counsel from May 1990 to February 1993 by AmeriCredit Corp., an indirect consumer finance company.
Mr. Walker practiced general corporate and securities law from 1986 to 1990 with Mayer, Brown & Platt in Chicago, Illinois.

          Anthony Cincotta has served as Vice President--Merchandising & General Merchandise Manager since February 1996. Prior to joining the Company, Mr. Cincotta served as President and Chief Executive Officer of Aaron Brothers,
Inc. a [line of business] based in City of Industry, California from __________ 1993 to __________ 1995, and prior to that as Senior Vice President-- Merchandising of Handy-Andy Home Improvement, Inc., based in Schaumberg, Illinois from _________ to ____________ 1993. From 1990 to ___________ 1993, Mr.
Cincotta served as Senior Vice President--Merchandising & Marketing of Grossman's, Inc.

          Aka A. DeMesa has served as Vice President--Commercial Products since April 1996. From ____________ 1995 to April 1996, he served as Senior Director--Commercial Products for the Company. Prior to joining the Company, Mr. DeMesa served as Vice President of Product Line Management & Purchasing of CompuCom Systems, Inc. a [line of business] from 1992 to 1994. From 1990 to 1992, he was Vice President of Product Management for Computer Factory, Inc., a CompuCom Systems, Inc. subsidiary.

          Paul F. Ewert has served as Vice President--Merchandising & General Merchandise Manager since February 1996. From January 1994 to February 1996, he served as Vice President--Merchandising and from 1991 to January 1994, he served as Senior Director of Hardware Merchandising. Prior to joining the Company, Mr. Ewert served as Vice President--Fashion Accessories of Broadway Department Stores, from 1990 to 1991. Mr. Ewert served as General Manager and Regional Merchandiser of Target, a division of Dayton Hudson Corporation, from 1983 to 1990.
          Rick L. Fountain has served as Vice President--Technical Services since July 1996. From September 1994 to July 1996, he served as Senior Director
- --Technical Services and from February 1990 to September 1994, he served as the East Coast Regional Manager of the Company. Prior to joining the Company, he was employed by Federated Electronics Superstores from 1985 to 1990, where he last held the position of Vice President--Operations.

          J. Robert Gary has served as Vice President--Finance since May 1996. Prior to joinig the Company, Mr. Gary served as Senior Vice President and Chief Financial Officer for Wireless One, Inc. from September 1995 to May 1996, and from 1992 to September 1995, he was Executive Vice President, Chief Operating Officer and Chief Financial Officer for Greentee Software, Inc. From 1990 to 1992, Mr. Gary was employed as Vice President--Business Manager for the Trade Division of Simon & Schuster.

          Robyn Gatch-Priest has served as Vice President since January 1994 and as Controller since 1991. Prior to joining the Company, she served as Chief Financial Officer of Hofbauer, Inc., a software development firm, from 1989 to 1991. Ms. Gatch-Priest is a Certified Public Accountant.

          Harold D. Greenberg has served as Vice President--Inventory Management since April 1994. Prior to joining the Company, he was employed by Ames Department Stores, Inc., a regional chain of discount department stores, where he served in several positions from 1989 to December 1993, most recently as Director of Planning and Analysis during 1993.

          James L. Infinger has served as Vice President--Information Systems and Chief Information Officer since June 1994. Prior to joining the Company, he was employed by Old American Insurance Services, a personal lines insurance company, as Vice President--Data Processing from February 1992 to June 1994. From 1989 to February 1992, Mr. Infinger was employed by Siemens Information Systems, an international software and hardware vendor for the retail industry, serving as Director of Systems Development for Retail.

          Leslie C. Marshall has served as Vice President--Loss Prevention since July 1996. From 1992 to July 1996, he served as Senior Director--Loss
Prevention of the Company. Prior to joining the Company, Mr. Marshall served as Director of Risk Management and Loss Prevention for Pic "N" Save Corporation, a [line of business] from 1986 to 1991.

          Barry C. McCook has served as Vice President--Operations, East since March 1995. He served as Regional Manager of the Southeast from February 1994 to March 1995, as Vice President--Retail Sales from July 1993 to February 1994, and as Regional Manager from 1990 to July 1993.

          Jack A. Phelps has served as Vice President--Operations, West since February 1994. He served as Senior Vice President of the Company and as President of the CompUSA West Division from May 1993 to February 1994, as Vice President--Human Resources from 1990 to May 1993, as Vice President--Operations from 1989 to 1990 and as a Director of Operations during 1989.

          Ronald D. Strongwater has served as Vice President--Real Estate since April 1994. Prior to joining the Company, he served as President of The RDS GROUP, a nationwide real estate/management services consulting firm, from 1990 to April 1994. Mr. Strongwater also served as Senior Vice President--Real Estate of Wickes Companies, Inc. from 1982 to 1990.

          Anthony A. Weiss has served as Vice President--Direct Sales since September 1995. He joined the Company in 1988 and has served in various positions, most recently as Senior Director, Direct Sales.

                             EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

                            OVERVIEW AND PHILOSOPHY

          Recommendations regarding base salary and annual incentive compensation for executive officers are prepared by the Compensation Committee and presented to the Board of Directors for final approval. The Compensation Committee, which is composed entirely of nonemployee directors, has access to independent compensation data and has available to it advice and reports from outside compensation consultants.

          The objectives of the Company's executive compensation program are to:

     .    Support the achievement of desired Company performance.

     . Provide competitive compensation that will attract and retain superior talent and reward performance.

     . Align the executive officers' interests with those of the stockholders by placing a portion of their pay at risk because it is dependent upon corporate performance.

     To achieve the above objectives, the Company's executive compensation policies integrate annual base compensation with bonuses based on overall corporate performance and individual initiatives and performance. The measurement of corporate performance and the award of bonuses are based primarily upon the achievement of Company performance goals that are reviewed
and approved annually by the Compensation Committee.   Accordingly, in years in
which these performance goals are achieved or exceeded, executive compensation tends to be higher than in years in which the Company's performance is below expectations. Annual cash compensation, together with the payment of long-term equity-based incentive compensation through stock options, restricted stock and other equity-based awards, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

     The executive compensation program is designed to provide an overall level of compensation that is competitive within the retail industry, as well as with a broader group of companies of comparable size and complexity. The actual compensation levels of the Company's executive officers may be greater or less than average compensation levels in other companies based upon annual and long-term overall Company performance as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal and individual circumstances.

                     EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, restricted stock and other equity-based awards, and various benefits, including a 401(k) plan, deferred compensation plan and an executive medical plan.

Base Salary

     Subject to the provisions of any applicable employment agreements, in fiscal 1996 base salary levels for the Company's executive officers, including the Chief Executive Officer, were competitively set relative to companies in the retail industry and other comparable companies. See "--Employment Agreements." In determining salaries, the Compensation Committee took into account individual experience and performance and specific issues particular to the Company, counseled with an outside compensation consultant, and reviewed independent compensation data to establish base salary levels that were within the range of persons holding positions of comparable responsibility at other similarly situated companies, both regionally and nationally.

Annual Cash Incentive Compensation

     The Company maintains annual incentive compensation plans for its executive officers. For fiscal 1996, incentive bonuses for senior executives were based on the Company achieving its targeted earnings per share (the "EPS Target").
For example, if the EPS target is achieved, senior executives will receive awards ranging from 30% to 40% of their respective base salaries (each an "Award"). If the EPS Target is surpassed, an individual's Award will increase 2% to 5% for each percentage point by which reported earnings per share exceeds the EPS Target, with no limit. If the EPS Target is not achieved, an individual's Award will decrease by 6.67% for each percentage point by which reported earnings per share falls below the EPS Target. Thus, if reported earnings per share were to fall 15% or more below the EPS Target, all Awards would be eliminated. Officers other than senior executives also participate in this plan and are eligible for Awards based on achievement of the EPS Target or other performance goals. The Company is obligated to maintain incentive compensation plans during the terms of the employment agreements described below. These incentive bonuses are reflected in the Summary Compensation Table below.

Long-Term Incentive Plan

     The Long-Term Incentive Plan (formerly the 1990 Stock Option Plan) has been the Company's long-term incentive plan for executive officers since 1990. The objectives of the Long-Term Incentive Plan are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return and to enable executives to develop and maintain a significant long-term ownership position in the Common Stock. The Company proposes to amend the Long-Term Incentive Plan as discussed under "Proposal No. 3 - AMENDMENT TO LONG-TERM INCENTIVE PLAN."

CompSavings Plan for Employees of CompUSA Inc.

     The CompSavings Plan for Employees of CompUSA Inc. (the "401(k) Plan") is intended to enable eligible employees of the Company to accumulate capital for their future economic security, encourage eligible employees to remain in the service of the Company and provide incentives for employee performance on behalf of the Company. All employees of the Company are eligible to participate in the 401(k) Plan if they have attained age 21 and completed six months of service with a minimum of 500 hours worked during that period. An eligible employee may elect to make pre-tax contributions to the 401(k) Plan through payroll deductions in an amount up to 15% of such employee's compensation. The 401(k) Plan provides for Company matching contributions of 25% on the first 5% of an eligible employee's pre-tax contributions. Company matching contributions are made one-fourth in cash and the remaining three-fourths in Common Stock. In addition, the Company may elect to make supplemental matching contributions in an amount based on the Company's profitability for the fiscal year that ends within the 401(k) Plan's fiscal year. The 401(k) Plan is a defined contribution retirement plan within the meaning of Section 401(a) of the Code. Participants in the 401(k) Plan may direct the investment of their 401(k) Plan accounts among specified investment funds, including a fund that invests primarily in Common Stock. The 401(k) Plan is administered by the CompSavings Plan Committee, which is comprised of James F. Halpin, James E. Skinner and Melvin D. McCall.

CompUSA Inc. Deferred Compensation Plan

     The CompUSA Inc. Deferred Compensation Plan (the "SERP") is a supplemental executive retirement plan maintained in conjunction with the 401(k) Plan that is intended to provide certain benefits to a select group of the Company's management and highly compensated employees. The SERP is a nonqualified plan for federal income tax purposes that allows eligible employees to make pre-tax contributions through payroll deductions in excess of certain limitations imposed on pre-tax contributions by these employees to the 401(k) Plan. Eligible employees who make pre-tax contributions to the SERP are eligible to receive an allocation of Company matching contributions on the same basis as Company matching contributions to the 401(k) Plan. The SERP is administered by the CompSavings Plan Committee.

PCs Compleat Plans

     In connection with its acquisition of PCs Compleat, the Company assumed all outstanding obligations under PCs Compleat's stock option and 401(k) plans. The Company has reserved 325,413 shares of Common Stock for issuance upon exercise of options granted under the PCs Compleat stock option plan. Neither the Company nor PCs Compleat intends to issue any additional stock options or make any additional contributions under these PCs Compleat plans.

Benefits

     The Company provides medical benefits to its executive officers pursuant to an executive medical plan.

     This report of the Compensation Committee on executive compensation is submitted by the current members of the committee as noted below:

                                                   Warren D. Feldberg
                                                   Kevin J. Roche
                                                   Leonard L. Berry, Ph.D.

Summary Compensation Table

     The following contains information concerning the compensation earned by, awarded to or paid to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (collectively, the "Named Officers") for services rendered to the Company during fiscal years 1994 through 1996.

                                                                                         Long-Term Compensation
                                                                                 ------------------------------------
                                                 Annual Compensation                        Awards            Payouts
                                   --------------------------------------------  ------------------------------------
                                                                                                 Securities
                                                                                  Restricted     Underlying
                                                                   Other Annual     Stock         Options/     LTIP      All Other
                                     Fiscal  Salary      Bonus     Compensation    Award(s)         SARS      Payouts   Compensation

Name and Principal Position          Year     ($)        ($) (1)        ($) (2)      ($) (3)        (#) (4)    ($)           ($) (2)
- -------------------------------------------------------------------------------  ---------------------------------------------------

James F. Halpin                        1996  653,078   1,496,003             --           --         71,138        --             --
     President and Chief               1995  550,000     440,000             --      232,502        131,246        --             --
     Executive Officer                 1994  441,667          --             --           --         80,000        --             --

Harold F. Compton (5)                  1996  420,193     842,189     203,195 (6)          --         20,326        --             --
     Executive Vice President and      1995  332,292     217,708     327,944 (7)     200,005        140,430        --             --
     Chief Operating Officer           1994       --          --             --           --             --        --             --

J. Samuel Crowley                      1996  204,404     351,038             --           --          7,602        --             --
      Executive Vice President--       1995  160,067      85,866             --       71,033         17,256        --             --
      Operations                       1994  131,252          --             --           --         14,584        --             --

Lawrence N. Mondry                     1996  273,264     469,924             --           --          7,602        --             --
     Executive Vice President--        1995  236,905     142,143             --       71,033         19,256        --             --
     Merchandising                     1994  214,268          --             --           --         16,000        --             --

James E. Skinner                       1996  220,769     379,500             --           --          7,602        --             --
     Executive Vice President,         1995  189,250     113,550             --       71,033         23,256        --             --
     Chief Financial Officer,          1994  156,083          --             --           --         12,000        --             --
     Treasurer and Assistant
     Secretary

- -----------------------------------

(1) Includes bonuses earned in fiscal 1995 and 1996, respectively, under the incentive compensation plans of the Named Officers that were or are to be paid in fiscal 1996 and 1997, respectively.

(2) Except for the compensation for Mr. Compton noted below, no compensation was paid to any of the Named Officers during fiscal 1994, 1995 or 1996 that constituted Other Annual Compensation. In fiscal 1994, 1995 and 1996, the value of perquisites and other personal benefits, if any, did not equal or exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any Named Officer.

(3) The value of the restricted stock awards at the end of the last fiscal is year $641,141, $551,528, $195,878, $195,878 and $195,878 for Messrs.
     Halpin, Compton, Crowley, Mondry and Skinner, respectively. The number of the restricted stock awards held by Messrs. Halpin, Compton, Crowley, Mondry and Skinner at the end of the last fiscal year is 18,788; 16,162; 5,740; 5,740 and 5,740 shares, respectively. Restrictions lapse after five years, subject to accelerated vesting if specific performance goals are met; however, such vesting period will not be less than three years.

(4) Options to acquire shares of Common Stock under the Long-Term Incentive Plan. Does not include options granted by the Compensation Committee on August 16, 1996, subject to stockholder approval of Proposal No. 3. See "Proposal No. 3 -- AMENDMENT TO LONG-TERM INCENTIVE PLAN -- Grant of Awards Under the Long-Term Incentive Plan."

(5)  Mr. Compton joined the Company in August 1994.

(6) Of this amount, $86,628 represents additional reimbursement of relocation expenses and $98,073 constitutes additional reimbursement of federal income taxes incurred by Mr. Compton due to his receipt of certain payments in respect of his relocation in fiscal 1995.

(7) Of this amount, $187,631 constitutes reimbursement of relocation expenses and $129,313 constitutes reimbursement of federal income taxes incurred by Mr. Compton due to his receipt of certain payments in respect of his relocation.

Option Grants During Fiscal 1996

     The following table sets forth information regarding stock options granted to Named Officers during fiscal 1996 pursuant to the Long-Term Incentive Plan.

                                                      Individual Grants
                           ----------------------------------------------------------------------
                                Securities         % of Total                                        Potential Realized Value at
                                Underlying        Options/SARs                                      Assumed Annual Rates of Stock
                               Options/SARs        Granted to          Exercise or                  Price Appreciation For Option
                                 Granted          Employees in          Base Price     Expiration              Term (1)
                                                                                                    ------------------------------
          Name                 (#)(2)(3)(5)      Fiscal Year (2)      ($/Share) (4)       Date          5% ($)           10% ($)
- ------------------------   ----------------------------------------------------------------------   ------------------------------

James F. Halpin                   71,138                    15.5%            $17.69      1/25/06        791,441         2,005,656

Harold F. Compton                 20,326                     4.4%            $17.69      1/25/06        226,136           573,069

J. Samuel Crowley                  7,602                     1.7%            $17.69      1/25/06         84,576           214,330

Lawrence N. Mondry                 7,602                     1.7%            $17.69      1/25/06         84,576           214,330

James E. Skinner                   7,602                     1.7%            $17.69      1/25/06         84,576           214,330


- -----------------------

(1) The potential realized value portion of the foregoing table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the exercise price of the options (which is equal to the fair market value at the date of grant) over the term of the options. These amounts do not take into account provisions providing for termination of options following termination of employment, nontransferability or vesting over periods of up to three years.

(2)  The Company has not granted any stock appreciation rights (SARs).

(3) Options vest with respect to one-third or one-fourth of the shares covered thereby annually, beginning on the first anniversary of the date of grant. In the event of a change in control of the Company (as defined in the Long-Term Incentive Plan), however, any unexercisable portion of the options will become immediately exercisable.

(4) The exercise price was equal to the fair market value of the Common Stock on the date of grant.

(5) Does not include options granted by the Compensation Committee on August 16, 1996, subject to stockholder approval of Proposal No. 3. See "Proposal No. 3 -- AMENDMENT TO LONG-TERM INCENTIVE PLAN -- Grant of Awards Under the Long-Term

Option Exercises During Fiscal 1996 and Fiscal Year End Option Values

     The following table provides information regarding options exercised by the Named Officers during fiscal 1996 and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.



                                                            Number of Securities Underlying          Value of Unexercised
                                                              Unexercised Options/SARs at                In-the-Money
                                                                Fiscal Year End (#)           Options/SARs at Fiscal Year End
                            Shares            Value                                                        ($) (2) (3)
                          Acquired on       Realized        --------------------------------  --------------------------------
      Name               Exercise (#)        ($)(1)          Exercisable      Unexercisable      Exercisable     Unexercisable
      ----               ------------       ---------        -----------      -------------      -----------     -------------
James F. Halpin               --                --             289,081            313,303         6,386,387         6,639,560
Harold F. Compton             --                --              46,810            113,946         1,265,618         2,865,344
J. Samuel Crowley             --                --              26,132             34,000           560,252           701,250
Lawrence N. Mondry          65,286          1,063,550           11,986             25,774           305,160           581,867
James E. Skinner              --                --             139,910             63,148         4,284,411         1,752,393

- -------------------

(1) Value is calculated based on the difference between the option exercise price and the closing price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) The closing price of the Common Stock on the NYSE on June 29, 1996, was $34.125 per share. In-the-money option values are calculated on the basis of the difference between the per share option exercise price and $34.125 multiplied by the number of shares of Common Stock purchasable under the option.

(3) Does not include options granted by the Compensation Committee on August 16, 1996, subject to stockholder approval of Proposal No. 3. See "Proposal No. 3 -- AMENDMENT TO LONG-TERM INCENTIVE PLAN -- Grant of Awards Under the Long-Term Incentive Plan."


Employment Agreements

     Halpin Agreement. The Company is a party to an employment agreement with James F. Halpin (the "Halpin Agreement") dated August 16, 1996, pursuant to which Mr. Halpin currently serves as President and Chief Executive Officer. The Halpin Agreement provides for annual salary increases at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Halpin's current annual base salary is $700,000. In addition, Mr. Halpin is eligible to receive in respect of each fiscal year an incentive bonus determined by the management incentive bonus plan. See "Report of the Compensation Committee on Executive Compensation -- EXECUTIVE OFFICER COMPENSATION PROGRAM --Annual Cash Incentive Compensation." The term of employment under the Halpin Agreement will expire on August 15, 2000. Mr. Halpin has agreed to certain noncompetition restrictions with the Company during the term of his agreement and for two years thereafter. The Halpin Agreement provides for certain severance arrangements. See "-- Severance Arrangements."

     Compton Agreement. The Company is a party to an employment agreement with Harold F. Compton (the "Compton Agreement") dated August 16, 1996, pursuant to which Mr. Compton currently serves as Executive Vice President and Chief Operating Officer. The Compton Agreement provides for annual salary increases at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Compton's current annual base salary is $450,000. In addition, Mr. Compton is eligible to receive in respect of each fiscal year an incentive bonus determined by the management incentive bonus plan. See "Report of the Compensation Committee on Executive Compensation -- EXECUTIVE OFFICER COMPENSATION PROGRAM -- Annual Cash Incentive Compensation." The term of employment under the Compton Agreement will expire on August 15, 2000. Mr. Compton has agreed to certain noncompetition restrictions with the Company during the term of his agreement and for two years thereafter. The Compton Agreement provides for certain severance arrangements. See "--Severance Arrangements."

     Crowley Agreement.  The Company is a party to an employment agreement with
J. Samuel Crowley (the "Crowley Agreement") dated May 1, 1996, pursuant to which Mr. Crowley currently serves as Executive Vice President - Operations. The Crowley Agreement provides for annual salary increases at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Crowley's current annual base salary is $217,000. In addition, Mr. Crowley is eligible to receive in respect of each fiscal year an incentive bonus determined by the management incentive bonus plan. See "Report of the Compensation Committee on Executive Compensation -- EXECUTIVE OFFICER COMPENSATION PROGRAM -- Annual Cash Incentive Compensation." The term of employment under the Crowley Agreement will expire on May 1, 1998. Mr. Crowley has agreed to certain noncompetition restrictions with the Company during the term of his agreement and for two years thereafter. The Crowley Agreement provides for certain severance arrangements. See "--Severance Arrangements."

     Mondry Agreement. The Company is a party to an employment agreement with Lawrence N. Mondry (the "Mondry Agreement") dated May 1, 1996, pursuant to which Mr. Mondry currently serves as Executive Vice President--Merchandising. The Mondry Agreement provides for annual salary increases at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Mondry's current annual base salary is $300,000. In addition, Mr. Mondry is eligible to receive in respect of each fiscal year an incentive bonus determined by the management incentive bonus plan. See "Report of the Compensation Committee on Executive Compensation -- EXECUTIVE OFFICER COMPENSATION PROGRAM -- Annual Cash Incentive Compensation." The term of employment under the Mondry Agreement will expire on May 1, 1998. Mr. Mondry has agreed to certain noncompetition restrictions with the Company during the term of his agreement and for two years thereafter. The Mondry Agreement provides for certain severance arrangements. See "--Severance Arrangements."

     Skinner Agreement. The Company is a party to an employment agreement with James E. Skinner (the "Skinner Agreement") dated May 1, 1996, pursuant to which Mr. Skinner currently serves as Executive Vice President and Chief Financial Officer. The Skinner Agreement provides for annual salary increases at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Skinner's current annual base salary is $240,000. In addition, Mr. Skinner is eligible to receive in respect of each fiscal year an incentive bonus determined by the management incentive bonus plan. See "Report of the Compensation Committee on Executive Compensation -- EXECUTIVE OFFICER COMPENSATION PROGRAM -- Annual Cash Incentive Compensation." The term of employment under the Skinner Agreement will expire on May 1, 1998. Mr. Skinner has agreed to certain noncompetition restrictions with the Company during the term of his agreement and for two years thereafter. The Skinner Agreement provides for certain severance arrangements. See "--Severance Arrangements."

Severance Arrangements

     The Halpin, Compton, Crowley, Mondry and Skinner Agreements provide for severance payments to such officers upon termination by the Company of employment other than for "cause," as defined in the agreements. Under the Halpin Agreement, Mr. Halpin is entitled to receive the amount of his monthly base salary (at the rate in effect immediately prior to termination of employment) as severance pay for a period of 48 months following termination of employment. Under the Compton Agreement, Mr. Compton is entitled to receive the amount of his monthly base salary (at the rate in effect immediately prior to termination of employment) as severance pay for a period of 36 months following termination of employment. Under the Crowley, Mondry and Skinner Agreements, each is entitled to receive the amount of his monthly base salary (at the rate in effect immediately prior to termination of employment) as severance pay for a period of 18 months following termination of employment.

     The agreements provide for lump sum severance payments in lieu of the foregoing payments upon termination of employment in connection with a "change in control" (as defined in the agreements) of the Company. The Company's obligation under the agreements applies to specified employment terminations during the 90 day period preceding a change in control and to any employment termination (other than one due to death) during the 12 month period following a change in control. The amount of the lump sum severance payment is equal to 2.99 times the sum of the following: (i) the terminated executive's base pay, (ii) two times the terminated executive's target bonus for the bonus period in which the change in control occurs and (iii) the terminated executive's annualized automobile allowance, all determined at the time of employment termination. The lump sum payment also includes a payment in lieu of continued group insurance coverage and an amount necessary to reimburse the terminated executive for excise taxes, if any, that the executive may be expected to incur as a result of the severance payments. Under the agreements, the Company is obligated to reimburse the executive for outplacement consulting service costs incurred during the two year period following employment termination in connection with a change in control. The agreements provide that Messrs. Halpin, Compton, Crowley, Mondry and Skinner, if requested by the Company, will enter into consulting agreements with the Company for a period of six months following termination of employment in connection with a change in control. Modified noncompetition restrictions apply for a period of two years under the agreements in the event of employment termination in connection with a change in control.

     Officers of the Company who are not Named Officers have employment agreements that provide for severance payments upon termination by the Company of employment other than for "cause" as defined in the agreements. The agreements provide for severance payments for periods of 18 months following termination of employment of Mr. Hoffstein and 12 and 6 months following termination of employment of Senior Vice Presidents and Vice Presidents, respectively. The agreements also provide for lump sum severance payments in lieu of the foregoing payments upon termination of employment in connection with a change in control of the Company. The change in control severance provisions of the agreements with officers of the Company who are not Named Officers are substantially similar to the change in control severance provisions of the Named Officers; provided that for Vice Presidents, (i) the amount of the lump sum severance payments will be equal to 1.00 times the sum of the items enumerated in the preceding paragraph, (ii) consulting agreements are not required and
(iii) modified noncompetition restrictions apply for a period of one year. Key employees not covered by employment agreements are covered by a plan containing severance provisions substantially similar to the change in control severance provisions contained in the agreements of the Named Officers; provided that the amount of the lump sum severance payments will be equal to .50 times the sum of the terminated employee's base pay, target bonus and annualized automobile allowance. Key employees not covered by employment agreements are not required to enter into consulting agreements following termination of employment in connection with a change in control and are not subject to noncompetition restrictions at any time. The plan covers 52 key employees and continues to May 1, 1998; provided that if a change in control of the Company occurs prior to May 1, 1998, the plan will continue for a period of 12 months following the change in control.


                            SECTION 16 REQUIREMENTS

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Commission. Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons, the Company believes that during fiscal 1996 all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with.

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on Common Stock with the cumulative total return on the stocks comprising the NYSE Composite Index (the "NYSE Index") and the stocks comprising the Standard & Poor's Retail-Specialty Index over the period commencing December 17, 1991 (the date of the first public trading of the Common Stock) and ending June 29, 1996 (assuming the investment of $100 on December 17, 1991, in Common Stock, the stocks comprising the NYSE Index and the stocks comprising the Standard & Poor's Retail-Specialty Index, and reinvestment of all dividends).

     The companies whose stocks comprise the Standard & Poor's Retail-Specialty Index are Circuit City Stores, Inc., Home Depot, Inc., Lowe's Companies, Inc., Melville Corporation, Pep Boys--Manny, Moe & Jack, Price/Costco Inc., Tandy Corporation, Toys R Us, Inc. and Woolworth Corporation.

Comparison Of Cumulative Total Return On Common Stock, Standard & Poor's Retail-
                        Specialty Index And NYSE Index

- -----------------------------FISCAL YEAR ENDING--------------------------------
COMPANY                1991     1992     1993      1994      1995      1996

COMPUSA INC             100    155.74   212.30     56.56    196.72    447.54
INDUSTRY INDEX          100    101.74   127.05    123.28    121.88    148.91
BROAD MARKET            100     98.25   111.42    115.30    137.64    172.20

- --------------
(1)  Common Stock
(2)  Standard & Poor's Retail-Specialty Index
(3)  NYSE Index

                                 Proposal No. 4
                              INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee and subject to ratification by the stockholders at the Meeting, the Board of Directors has selected Ernst & Young LLP to audit the consolidated financial statements of the Company for fiscal 1997. Ernst & Young LLP has served the Company in this capacity since 1988. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                            STOCKHOLDERS' PROPOSALS

     Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered in the Proxy Statement and Proxy relating to the 1997 annual meeting of stockholders, such proposals must be received by the Company not later than May 30, 1997. Such proposals should be directed to CompUSA Inc., 14951 North Dallas Parkway, Dallas, Texas 75240, Attention: Secretary.

                                 OTHER BUSINESS

     The Board of Directors knows of no matters other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the Proxy to vote on such matters in accordance with their best judgment in the interest of the Company.

                                 MISCELLANEOUS

     All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, employees of the Company may solicit Proxies by telephone, or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection with these activities. In addition, Corporate Investor Communications, Inc. ("CIC") may be retained by the Company to aid in the solicitation of Proxies. If CIC is so retained, it would solicit Proxies by mail, telephone, telegraph and personal interview and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to beneficial owners of shares of Common Stock held of record by such persons. For these services, CIC would be paid fees not to exceed $5,000 and would be reimbursed for its expenses.

                                 ANNUAL REPORT
                           Incorporated by Reference

     Accompanying this Proxy Statement is a copy of the Company's Annual Report for the fiscal year ended June 29, 1996. Reference is made to the Consolidated Financial Statements and Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Annual Report, all of which are incorporated by reference into this Proxy Statement.



                                         By Order of the Board of Directors



                                                   Mark R. Walker
                                          Senior Vice President--General
                                             Counsel and Secretary

Dallas, Texas
September 27, 1996

                                                         AS RESTATED AND AMENDED
                                                                 August 16, 1996


                                  COMPUSA INC.
                            LONG-TERM INCENTIVE PLAN

                                   ARTICLE I
                                  DEFINITIONS

          As used in this Plan, the following terms will have the following meanings:

          1.1.   Annual Stockholders Meeting has the meaning ascribed to it in
Section 4.2.

          1.2. Automatic Grant Date has the meanings ascribed to it in Sections 4.2(a) and 4.2(b), as applicable.

          1.3. Award means a grant of Options under Article IV of the Plan, a Restricted Stock Award under Article V of the Plan, a Stock Appreciation Rights Award under Article VI of the Plan, a Performance Share Award under Article VII of the Plan or a Stock Unit Award under Article VIII of the Plan.

          1.4. Award Agreement means an Option Agreement, Restricted Stock Agreement, Stock Appreciation Rights Agreement, Performance Share Agreement or Stock Unit Agreement.

          1.5.   Board means the Company's Board of Directors.

          1.6. Cause means an act or acts engaged in by a Participant involving (i) a felony, (ii) fraud, (iii) embezzlement, (iv) gross or willful neglect of duty or misconduct, (v) the commission of any act that causes or reasonably may be expected to cause substantial injury to the Company.

          1.7. Code means the federal Internal Revenue Code of 1986, as amended.

          1.8. Committee means a committee comprised of two or more Directors of the Company, appointed by the Board, the members of which satisfy the requirements for eligibility set forth in Section 3.1 and which is responsible for the administration of the Plan; provided that the full Board may at any time, in its sole discretion, exercise any or all functions and authority of the Committee.

          1.9. Commission means the United States Securities and Exchange Commission.

          1.10   Company means CompUSA Inc., a Delaware corporation.

          1.11. Director means a member of the Board of Directors of the Company or of a subsidiary thereof.

          1.12. Disability of a Participant will be deemed to occur whenever a Participant is rendered unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuing period of not less than 12 months. In the case of any dispute as to whether or not a Participant is disabled within the meaning of this Section, the determination of disability will be made by a licensed physician selected by the Board and acceptable to the Participant, which physician's decision will be final and binding.

          1.13. Employee means any employee of the Company or of any of its subsidiaries, as defined under Section 3401(c) of the Code and the regulations promulgated thereunder.

          1.14. Employment Agreement means an agreement, if any, between the Company or any subsidiary thereof and a Participant, setting forth the terms and conditions of the Participant's employment by the Company or such subsidiary.

          1.15. ERISA means the Employee Retirement Income Security Act of 1974, as amended.

          1.16. Exchange Act means the Securities Exchange Act of 1934, as amended.

          1.17. Grant Date means, with respect to an Option, the date on which an Option is granted, as specified in Section 4.2 or, as applicable, in Section 4.3.

          1.18. Incentive Option means an Option that by its terms is intended to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

          1.19. Market Value means, on any date, the closing price per share of the Stock on the New York Stock Exchange on such date.

          1.20. Minimum Performance Goal means the minimum objective(s) established by the Committee that must be satisfied before any portion of a Performance Share Award is earned. The Minimum Performance Goal may, in the sole discretion of the Committee, be the same as or less than the Performance Goal.

          1.21. Nondiscretionary Option means a Nonstatutory Option granted to a Nonemployee Director under Section 4.2.

          1.22. Nonemployee Director means a member of the Board who is not an Employee.

          1.23. Nonstatutory Option means any Option that is not an Incentive Option.

          1.24. Option means an option to purchase Stock granted under the Plan.

          1.25. Option Agreement means a written agreement between the Company and a Participant setting forth the terms and conditions of an Option.

          1.26. Option Price means the price to be paid by a Participant for a share of Stock upon exercise of an Option.

          1.27.  Participant means a person to whom an Award has been granted.

          1.28. Performance Cycle or Cycle means a period of years selected by the Committee during which the performance of the Company and/or the Participant is measured for the purpose of determining the extent to which Performance Shares that have been contingently awarded with respect to such Cycle are earned.

          1.29. Performance Goal means the objective(s) established by the Committee at the time each Performance Share Award is granted with respect to the related Performance Cycle for the purpose of determining the extent to which Performance Shares that have been contingently awarded for such Cycle are earned.

          1.30. Performance Share or Performance Share Award means an Award granted pursuant to Article VII expressed as a share of Stock.

          1.31. Performance Share Agreement means a written agreement between the Company and a Participant setting forth the terms and conditions of a Performance Share Award.

          1.32. Plan means this Long-Term Incentive Plan of the Company, as amended from time to time.

          1.33. Restricted Stock or Restricted Stock Award means an award of Stock granted under Article V.

          1.34. Restricted Stock Agreement means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

          1.35. Retirement means resignation by the Participant on or after the date on which the Participant has served the Company or one or more subsidiaries thereof for at least five (5) years in the aggregate.

          1.36. Rule 16b-3 means Rule 16b-3 or its successors promulgated under the Exchange Act.

          1.37.  Securities Act means the Securities Act of 1933, as amended.

          1.38. Section 162(m) means Section 162(m) of the Code and the regulations promulgated thereunder.

          1.39. Stock means Common Stock, no par value, of the Company or, in the event the outstanding shares of such stock are hereafter changed into or exchanged for shares of a different security of the Company or some other corporation, such other security.

          1.40. Stock Appreciation Right or Stock Appreciation Rights Award means an Award granted under Article VI.

          1.41. Stock Appreciation Rights Agreement means an agreement between the Company and a Participant setting forth the terms and conditions of a Stock Appreciation Rights Award.

          1.42. Stock Unit or Stock Unit Award means an award of Stock or units granted under Article VIII.

          1.43. Stock Unit Agreement means a written agreement between the Company and a Participant setting forth the terms and conditions of a Stock Unit Award.

          1.44. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiary corporations, within the meaning of Sections 424(e) and 424(f) of the Code). Whether a person is a Ten Percent Owner will be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.

          1.45. Vesting Year for any portion of any Incentive Option means the calendar year in which that portion of the Option first becomes exercisable.

                                  ARTICLE II
                                    GENERAL

          2.1. Purpose. This Plan is intended to encourage ownership of Stock by Participants and to provide additional incentives for them to promote the success of the Company's business. The Company intends that Incentive Options granted under Article IV will qualify as "incentive stock options" within the meaning of Section 422 of the Code.

          2.2. Term of the Plan. Awards may be granted not later than May 8, 2005.

          2.3.   Stock Subject to the Plan. Subject to the provisions of Section
9.2 and subject to any additional restrictions elsewhere in the Plan, the maximum aggregate number of shares of Stock that may be issued from time to time pursuant to the Plan may not exceed 8,394,368 shares. The maximum aggregate number of shares of Stock with respect to which Awards may be granted to any Participant during the term of the Plan may not exceed 50% of the total number of shares of Stock that may be issued from time to time under the Plan. Shares to be issued pursuant to Awards may be either authorized but unissued shares or shares held by the Company in its treasury. If shares of Stock are reacquired by the Company pursuant to the provisions of the Plan or if Options expire or terminate for any reason without having been exercised in full, the reacquired shares and/or the shares not purchased will again be available for issuance under the Plan to the extent permitted by law.

          2.4. Eligibility. Any full-time or part-time Employee, Director, consultant or advisor of one or more of the Company or any subsidiary thereof will be eligible to be a Participant; provided that Incentive Options may be granted only to Employees.

          2.5. Acceleration in Certain Events. The Committee may accelerate the exercisability of any Option or Stock Appreciation Right or waive any restrictions and/or Performance Goals with respect to shares of Restricted Stock, Performance Shares or Stock Units in whole or in part at any time. In addition, notwithstanding the provisions of any Award Agreement, the following provisions will apply:

                 (i) Mergers and Reorganizations. In the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger or other reorganization, liquidation or otherwise in a transaction in which the Company is not the surviving corporation, any Option or Stock Appreciation Right will become immediately exercisable with respect to the full number of shares subject to that Option or Stock Appreciation Right and all restrictions and/or Performance Goals will be deemed lapsed, waived and/or satisfied (as applicable) with respect to any Restricted Stock Award, Performance Share Award or Stock Unit Award; provided that no Option or Stock Appreciation Right will be immediately exercisable and no restrictions or Performance Goals will be deemed lapsed, waived and/or satisfied with respect to a Restricted Stock Award, Performance Share Award or Stock Unit Award under this Section 2.5 on account of any agreement of merger or other reorganization when the stockholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction.

                 (ii) Change in Control. All Options and Stock Appreciation Rights will become immediately exercisable and all restrictions and/or Performance Goals related to any Restricted Stock Award, Performance Share Award or Stock Unit Award will be deemed lapsed, waived and/or satisfied (as applicable) in the event any Person (other than a Person meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) or its successors promulgated under the Exchange Act) meets the requirements for becoming an Acquiring Person, whether or not a Distribution Date occurs or the Rights are redeemed by the Company, as those terms are defined in the Rights Agreement dated as of April 29, 1994 between the Company and Bank One, Texas, N.A., as Rights Agent (American Stock Transfer & Trust Company became successor Rights Agent August 19, 1996).

          2.6. Restrictions on Issuance of Shares. Notwithstanding any other provision of the Plan, if at any time in the reasonable opinion of the Company the issuance of shares of Stock pursuant to an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares of Stock until (i) approval has been obtained from such governmental agencies, other than the Commission, as may be required under any applicable law, rule or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Commission, one of the following conditions has been satisfied:

                 (1) the issuance of shares of Stock is effectively registered under the Securities Act; or

                 (2) a no-action letter in form and substance reasonably satisfactory to the Company with respect to the issuance of such shares has been obtained by the Company from the staff of the Commission.

The Company will make all reasonable efforts to bring about the occurrence of such events.

          2.7.  Purchase for Investment; Subsequent Registration.

                (a) Unless the issuance of shares of Stock to be issued pursuant to an Award has been effectively registered under the Securities Act, the Company will be under no obligation to issue any shares of Stock pursuant to an Award unless the Participant gives a written representation to the Company that is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he is acquiring the shares of Stock issued pursuant to such Award as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of Stock.

                 (b) If required in the opinion of counsel, each certificate representing shares of Stock issued pursuant to an Award will bear a reference to the investment representation made in accordance with this Section 2.7 and to the fact that no registration statement has been filed with the Commission in respect of the issuance of such shares of Stock.

                 (c) If the Company deems it necessary or desirable to register under the Securities Act or other applicable statutes the issuance of any shares of Stock with respect to which an Award has been granted, or to qualify the issuance of any such shares for exemption from the Securities Act or other applicable statutes, then the Company will take such action at its own expense. The Company may require from each Participant such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its Directors and officers from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

          2.8. Withholding; Notice of Disposition of Stock Prior to Expiration of Specified Holding Period.

                 (a) Whenever shares of Stock are to be issued pursuant to an Award, the Company will have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares of Stock.

                 (b) When a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Award, such payment may be made, in whole or in part, (i) in cash, (ii) by check, (iii) if permitted by the Committee, by delivery to the Company of shares of Stock already owned by the Participant having a Market Value on the date on which the amount of tax to be withheld is determined (the "Tax Date") equal to the amount required to be withheld, (iv) with respect to Options, through the withholding by the Company ("Company Withholding") of a portion of the shares of Stock acquired upon the exercise of the Options, or (v) in any other form of valid consideration, as permitted by the Committee in its sole discretion.

                 (c) The Company may require as a condition to the issuance of shares of Stock upon exercise of an Incentive Option that the party exercising such Option give a written representation to the Company, which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he will report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company will have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of shares of Stock upon exercise of an Incentive Option that the party exercising such option agree, in writing in a form satisfactory to the Company, to make such a remittance.

          2.9. Reservation of Stock. The Company must at all times during the term of the Plan reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan and will pay all fees and expenses necessarily incurred by the Company in connection therewith.

          2.10. No Special Employment or Other Rights. Nothing contained in the Plan or in any Award will confer upon any Participant any right with respect to the continuation of his employment or service with the Company (or any subsidiary), or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment or consulting agreement or provision of law or certificate of incorporation or bylaws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

                                  ARTICLE III
                                ADMINISTRATION

          3.1. Administration. Subject to the provisions of the Plan, the Plan will be administered by the Committee. Each member of the Committee must qualify as a "Non-Employee Director" within the meaning of Rule 16b-3. In addition, with respect to any Award that the Company intends to qualify for the exception for qualified performance-based compensation set forth in Section 162(m), such Award must be granted solely by "outside directors" within the meaning of such section. The Committee will have sole discretion and authority to determine from time to time the Participants to whom Awards will be granted and the number of shares of Stock subject to each Award, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine and interpret the terms and provisions of each Award Agreement or waive any conditions, restrictions and/ or Performance Goals applicable to any Option or Stock Appreciation Right (or the exercise thereof) or to any shares of Restricted Stock, Performance Shares or Stock Units, and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its sole discretion deems relevant. The Committee's determinations on the matters referred to in this Section 3.1 will be conclusive.

                                  ARTICLE IV
                                    OPTIONS



          4.1 Grant of Options. The Committee may, in its sole discretion, grant Options in accordance with the terms and conditions set forth in the Plan. Each Option Agreement may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are determined by the Committee in its sole discretion.


          4.2.  Automatic Grants of Options to Nonemployee Directors.

                (a) Directors Elected or Re-Elected at Annual Stockholders Meeting. Each Nonemployee Director who is elected or re-elected to the Board at an annual stockholders meeting or special meeting in lieu of an annual meeting (an "Annual Stockholders Meeting"), or continues to serve as a Nonemployee Director after such Annual Stockholders Meeting, is hereby granted, on the date of such meeting (as used in or with reference to this Section 4.2(a), an "Automatic Grant Date"), a Nonstatutory Option to purchase that whole number of shares (without any fraction) of Stock calculated by dividing $50,000 by the Market Value on the Automatic Grant Date. Each Option granted to a Participant under this Section 4.2(a) will (i) have an Option Price equal to 100% of the Market Value of the Stock on the Automatic Grant Date, (ii) terminate on the tenth anniversary of the Automatic Grant Date (subject to the provisions of Section 16(b) of the Exchange Act) and (iii) become exercisable in three equal installments as follows:
          33 1/3% on the first anniversary of the Automatic Grant Date, an additional 33 1/3% on the second anniversary of the Automatic Grant Date, and an additional 33 1/3% on the third anniversary of the Automatic Grant Date.

                (b) Directors Elected at Other Times. Each Nonemployee Director who is elected to the Board on a date other than the day of an Annual Stockholders Meeting (as used in or with reference to this Section 4.2(b), an "Automatic Grant Date") is hereby granted, on the Automatic Grant Date, an Option to purchase the number of shares of Stock set forth below, which Option will become exercisable if the Participant remains a Nonemployee Director as set forth below:

                (1) If such individual is elected after the day of an Annual Stockholders Meeting but on or before December 31, he is hereby granted an Option to purchase that whole number of shares (without any fraction) of Stock calculated by dividing $37,500 by the Market Value on the Automatic Grant Date, which Option will become exercisable in three equal installments as follows: 33 1/3% on the first anniversary of the Automatic Grant Date, an additional 33 1/3% on the second anniversary of the Automatic Grant Date, and an additional 33 1/3% on the third anniversary of the Automatic Grant Date.

                (2) If such individual is elected on or after January 1 but on or before March 31, he is hereby granted an Option to purchase that whole number of shares (without any fraction) of Stock calculated by dividing $25,000 by the Market Value on the Automatic Grant Date, which Option will become exercisable in three equal installments as follows: 33 1/3% on the first anniversary of the Automatic Grant Date, an additional 33 1/3% on the second anniversary of the Automatic Grant Date, and an additional 33 1/3% on the third anniversary of the Automatic Grant Date.

                (3) If such individual is elected on or after April 1 but on or before June 30, he is hereby granted an Option to purchase that whole number of shares (without any fraction) of Stock calculated by dividing $12,500 by the Market Value on the Automatic Grant Date, which Option will become exercisable in three equal installments as follows: 33 1/3% on the first anniversary of the Automatic Grant Date, an additional 33 1/3% on the second anniversary of the Automatic Grant Date, and an additional 33 1/3% on the third anniversary of the Automatic Grant Date.

Each Option granted to a Nonemployee Director under Section 4.2(b) will have an Option Price equal to 100% of the Market Value on the Automatic Grant Date and will terminate on the tenth anniversary of the Automatic Grant Date.

          4.3. Time of Granting Options. Except as provided in Sections 4.2(a) and 4.2(b), the granting of an Option will take place at the time specified in the Option Agreement.

          4.4. Option Price. The Option Price under each Incentive Option may not be less than 100% of the Market Value on the Grant Date, or less than 110% of the Market Value on the Grant Date if the Participant is a Ten Percent Owner. The Option Price under each Nonstatutory Option will not be so limited solely by reason of this Section 4.4.

          4.5. Option Period. No Incentive Option may be exercised later than the tenth anniversary of the Grant Date, or, if the Participant is a Ten Percent Owner, not later than the fifth anniversary of the Grant Date. The option period under each Nonstatutory Option will not be so limited solely by reason of this
Section 4.5. Options may become exercisable in such installments, cumulative or noncumulative, as the Committee may determine.

          4.6. Limit on Incentive Option Characterization. To the extent any Option fails to qualify as an Incentive Option, such Option will be considered a Nonstatutory Option.

          4.7.  Exercise of Options.

                (a) Method of Exercise. Each Option will be exercisable in accordance with the terms of the Option Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a share of Stock.

                (b) Payment of Purchase Price. The purchase price of any shares of Stock purchased must be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier's check, (iii) by shares of Stock, if permitted by the Committee, (iv) if then permitted under the laws of the State of Delaware and approved by the Committee, by a promissory note for the total purchase price of the shares of Stock being purchased, which note will contain such terms and provisions as the Committee may approve, including without limitation the right to repay the note partially or wholly with Stock,
          (v) by delivery of a copy of irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Stock purchased upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price or (vi) in any other form of valid consideration, as permitted by the Committee in its sole discretion. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Stock, those shares will be valued at the then Market Value.


          4.8.  Termination of Employment or Association with the Company.

                (a) Termination of Employment with the Company. If a Participant ceases to be employed by the Company or any subsidiary thereof because the Participant is terminated for Cause, any Options held by that Participant will automatically expire. If a Participant's employment is terminated for any reason other than for Cause or due to death, such Participant's Option will be exercisable (to the extent exercisable on the date of termination of the Participant's employment or, if the Committee, in its sole discretion, has accelerated the vesting of such Option, to the extent exercisable following such acceleration) at any time within 30 days after he ceases to be an Employee (or within (i) three months after termination if on account of Retirement or (ii) 12 months after termination if on account of Disability), unless by its terms it expires earlier or unless, with respect to any Nonstatutory Option, the Committee agrees, in its sole discretion, to extend the term of such Option; provided that the term of any such Option will not be extended beyond its original term. If a Participant dies while employed by the Company or any subsidiary thereof, or within three months after ceasing to be an Employee, such Participant's Option will be exercisable (to the extent exercisable on the date of death, or, if the Committee, in its sole discretion, has accelerated the vesting of such Option, to the extent exercisable following such acceleration) at any time within 12 months after the date of death, unless by its terms it expires earlier or unless, with respect to any Nonstatutory Option, the Committee agrees, in its sole discretion, to extend the term of such Option; provided that the term of any such Option will not be extended beyond its original term. Military or sick leave will not be deemed a termination of employment, provided that it does not exceed the longer of three months or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract. The foregoing is qualified by the following: (i) if any facts that would constitute Cause for termination of employment of a Participant are brought to the attention of the Committee after the Participant's employment with the Company or any subsidiary thereof has ended, any Options then held by the Participant may be immediately terminated by the Committee and
          (ii) if a Participant is an Employee employed pursuant to a written Employment Agreement, the Participant's employment with the Company will be deemed terminated for "cause" for purposes of the Plan only if the Participant's employment is considered under the circumstances to have been terminated for cause for purposes of such agreement.

                 (b) Termination of Association with the Company. If (i) a Nonemployee Director is removed for Cause or (ii) a consultant or advisor or other Participant who is not an Employee has his relationship with the Company terminated for Cause, any Options held by any such Participant will automatically expire. In all other cases, any Options held by such a Participant, to the extent exercisable on the date of termination of the Participant's association with the Company, will remain exercisable and will expire in accordance with the terms of the applicable Option Agreement; provided that (i) if any facts that would constitute cause for removal or termination of a Participant who is a Nonemployee Director, consultant or advisor or other person who is not an Employee are brought to the attention of the Committee after such Participant's association with the Company has ended, any Options held by such Participant may be immediately terminated by the Committee, and (ii) if such Participant has been retained pursuant to a written agreement, the Participant's relationship with the Company will be deemed terminated for "cause" for purposes of the Plan only if the Participant's association with the Company is considered under the circumstances to have been terminated for cause for purposes of such written agreement.

          4.9.   Transferability of Options.

                 (a) Incentive Options. Incentive Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or by the Participant's legally authorized representative, and each Option Agreement in respect of an Incentive Option will so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Option.

                 (b) Nonstatutory Options. With respect to Nonstatutory Options, the Committee may, in its sole discretion, provide in any Option Agreement (or in an amendment to any existing Option Agreement) such provisions regarding transferability of the Nonstatutory Options as the Committee, in its sole discretion, deems appropriate.

          4.10. Limitation of Rights in Stock. A Participant will not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock covered by an Option, except to the extent the Option has been exercised with respect thereto and, in addition, a certificate has been issued therefor and delivered to the Participant or his agent. Any Stock issued pursuant to the Option will be subject to all restrictions upon the transfer thereof that may be now or hereafter imposed by the Certificate of Incorporation of the Company (as amended or restated from time to time), the Bylaws of the Company (as amended or restated from time to time) and any applicable Employment Agreement.

                                   ARTICLE V
                               RESTRICTED STOCK

          5.1 Grant of Restricted Stock Awards. The Committee may, in its sole discretion, grant Restricted Stock Awards in accordance with the terms and conditions set forth in the Plan. Each Restricted Stock Agreement may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are determined by the Committee in its sole discretion.

          5.2. Terms and Conditions. Each Restricted Stock Award confers upon the recipient thereof the right to receive a specified number of shares of Stock in accordance with the terms and conditions of each Participant's Restricted Stock Agreement. The general terms and conditions of a Restricted Stock Award will be as follows:

                 (a) Any shares of Stock awarded hereunder to a Participant will be restricted for a period of time to be determined by the Committee for each Participant at the time of the Award, which period shall be not more than ten years. The restrictions will prohibit the sale, assignment, transfer, pledge or other encumbrance of such shares, and will provide for possible reversion thereof to the Company in accordance with subparagraph (b) during the period of restriction.

                 (b) All Restricted Stock awarded under this Plan to a Participant will be forfeited and returned to the Company in the event the Participant's employment or service with the Company or a subsidiary thereof is terminated prior to the expiration of the period of restriction, unless the Participant's termination of employment or service is due to his death, Disability or Retirement or unless the Committee, in its sole discretion, waives the restrictions established in accordance with subparagraph (a) with respect to any or all of the shares of Restricted Stock.

                 (c) In the event of a Participant's death or Disability, the restrictions established in accordance with subparagraph (a) will lapse with respect to all Restricted Stock awarded to the Participant prior to any such event, and the shares of Stock involved will cease to be Restricted Stock and will no longer be subject to forfeiture to the Company pursuant to subparagraph (b).

                 (d) In the event of a Participant's Retirement, the restrictions established in accordance with subparagraph (a) will continue to apply unless the Committee in its sole discretion shortens the restriction period.

                 (e) Stock certificates issued with respect to Restricted Stock Awards will be registered in the name of the Participant, but will be delivered by him to the Company together with a stock power endorsed in blank. Each such certificate will bear the following legend:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE, RESTRICTIONS ON TRANSFER AND CERTAIN OTHER TERMS AND CONDITIONS SET FORTH IN THE COMPUSA INC. LONG-TERM INCENTIVE PLAN AND THE AGREEMENT BETWEEN THE REGISTERED OWNER OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND COMPUSA INC. ENTERED INTO PURSUANT TO SUCH PLAN."


                 From the time of grant of the Restricted Stock Award, the Participant will be entitled to exercise all rights (including dividend and voting rights) with respect to the shares represented by such certificate, subject to forfeiture of such voting rights and the Stock as provided in subparagraph (b).

                 (f) Upon the lapse of a restriction period as determined pursuant to subparagraph (a), the Company will return the stock certificates representing the shares with respect to which the restriction has lapsed to the Participant or his legal representative, and pursuant to the instruction of the Participant or his legal representative will issue a certificate for such shares that does not bear the legend set forth in subparagraph (e).

                 (g) Any other securities or assets (other than ordinary cash dividends) that are received by a Participant with respect to Restricted Stock awarded to him, which is still subject to restrictions established in accordance with subparagraph (a), will be subject to the same restrictions and will be delivered by the Participant to the Company as provided in subparagraph (e).

          5.3. Notice to Company of Section 83(b) Election. Any Participant who exercises an election under Section 83(b) of the Code to have his receipt of Shares of Restricted Stock taxed currently, without regard to restrictions, must give notice to the Company of such election immediately upon making such election. Such an election must be made within 30 days after the effective date of issuance and cannot be revoked except with the consent of the Internal Revenue Service.

                                  ARTICLE VI
                           STOCK APPRECIATION RIGHTS

          6.1. Grant of Stock Appreciation Rights. The Committee may, in its sole discretion, grant Stock Appreciation Rights in accordance with the terms and conditions set forth in the Plan. Each Stock Appreciation Rights Agreement may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are determined by the Committee in its sole discretion.

          6.2. Terms and Conditions. A Stock Appreciation Right will entitle a Participant to receive an amount equal to (or if the Committee shall so determine at the time of grant, less than) the excess of the Market Value on the date of exercise over the Market Value on the date of grant of such right (or such other price as is set by the Committee), multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

          6.3. Form of Grant. A Stock Appreciation Right may be granted in combination with, in addition to, or completely independent of, an Option or any other Award.

          6.4. Form of Payment. Settlement of a Stock Appreciation Right may be made (i) in cash, (ii) by certified or cashier's check, (iii) if permitted by the Committee, in shares of Stock or (iv) in any other form of valid consideration, as determined by the Committee in its sole discretion. However, any Stock Appreciation Right exercised upon or subsequent to the occurrence of an event described in Sections 2.5(i) or 2.5(ii) must be paid in cash.

          6.5. Exercise of Stock Appreciation Rights; Effects on Options and Vice-Versa. Each Stock Appreciation Right will be exercisable in accordance with the terms of the Stock Appreciation Rights Agreement pursuant to which the Stock Appreciation Right is granted. Whenever a Stock Appreciation Right is granted in relation to an Option and the exercise of one affects the right to exercise the other, the number of shares of Stock available under the Option to which the Stock Appreciation Right relates will decrease by a number equal to the number of shares of Stock for which the Stock Appreciation Right is exercised. Upon the exercise of an Option, any related Stock Appreciation Right will terminate as to any number of shares of Stock subject to such Stock Appreciation Right that exceeds the total number of shares of Stock for which the Option remains unexercised.

          6.6.   Transferability of Stock Appreciation Rights.  Subject to
Section 6.8, the Committee may, in its sole discretion, provide in any Stock Appreciation Rights Agreement (or in an amendment to any existing Stock Appreciation Rights Agreement) such provisions regarding transferability of the Stock Appreciation Rights as the Committee, in its sole discretion, deems appropriate.

          6.7. Termination of Employment or Service. Whenever a Stock Appreciation Right is granted in relation to an Option and the exercise of one affects the right to exercise the other, in the event of the termination of the Participant's employment or service with the Company, the Stock

Appreciation Right may be exercised only during the period, if any, within which the Option to which it relates may be exercised. If a Stock Appreciation Right is granted independently of an Option under the Plan, the following provisions will apply:

                 (a) Termination of Employment with the Company. If a Participant ceases to be employed by the Company or any subsidiary thereof because the Participant is terminated for Cause, any Stock Appreciation Rights held by that Participant will automatically expire. If a Participant's employment is terminated for any reason other than Cause or due to death, such Participant's Stock Appreciation Right will be exercisable (to the extent exercisable on the date of termination of the Participant's employment or, if the Committee, in its sole discretion, has accelerated the vesting of such Stock Appreciation Right, to the extent exercisable following such acceleration) at any time within 30 days after he ceases to be an Employee (or within (i) three months after termination if on account of Retirement or (ii) 12 months after termination if on account of Disability), unless by its terms it expires earlier or unless the Committee agrees, in its sole discretion, to extend the term of such Stock Appreciation Right; provided that the term of any such Stock Appreciation Right will not be extended beyond its original term. If a Participant dies while employed by the Company or any subsidiary thereof, or within three months after ceasing to be an Employee, such Participant's Stock Appreciation Right will be exercisable (to the extent exercisable on the date of death, or, if the Committee, in its sole discretion, has accelerated the vesting of such Stock Appreciation Right, to the extent exercisable following such acceleration) at any time within 12 months after the date of death, unless by its terms it expires earlier or unless the Committee agrees, in its sole discretion, to extend the term of such Stock Appreciation Right; provided that the term of any such Stock Appreciation Right will not be extended beyond its original term. Military or sick leave will not be deemed a termination of employment, provided that it does not exceed the longer of three months or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract. The foregoing is qualified by the following:
          (i) if any facts that would constitute Cause for termination of employment of a Participant are brought to the attention of the Committee after the Participant's employment with the Company or any subsidiary thereof has ended, any Stock Appreciation Rights then held by the Participant may be immediately terminated by the Committee and
          (ii) if a Participant is an Employee employed pursuant to a written Employment Agreement, the Participant's employment with the Company will be deemed terminated for "cause" for purposes of the Plan only if the Participant's employment is considered under the circumstances to have been terminated for cause for purposes of such agreement.

                 (b) Termination of Association with the Company. If a consultant or advisor or other Participant who is not an Employee has his relationship with the Company terminated for Cause, any Stock Appreciation Rights held by any such Participant will automatically expire. In all other cases, any Stock Appreciation Rights held by such a Participant, to the extent exercisable on the date of termination of the Participant's association with the Company, will remain exercisable and will expire in accordance with the terms of the applicable Stock Appreciation Rights Agreement; provided that (i) if any facts that would constitute cause for removal or termination of a Participant who is a consultant or advisor or other person who is not an Employee are brought to the attention of the Committee after such Participant's association with the Company has ended, any Stock Appreciation Rights held by such Participant may be immediately terminated by the Committee and (ii) if such Participant has been retained pursuant to a written agreement, the Participant's relationship with the Company will be deemed terminated for "cause" for purposes of the Plan only if the Participant's association with the Company is considered under the circumstances to have been terminated for cause for purposes of such written agreement.

          6.8. Tandem Incentive Option - Stock Appreciation Right. Whenever an Incentive Option and a Stock Appreciation Right are granted together and the exercise of one affects the right to exercise the other, the following requirements shall apply:

                 (a) The Stock Appreciation Right will expire no later than the expiration of the underlying Incentive Option.

                 (b) The Stock Appreciation Right may be for no more than the difference between the Option Price of the underlying Incentive Option and the Market Value of the Stock subject to the underlying Incentive Option at the time the Stock Appreciation Right is exercised.

                 (c) The Stock Appreciation Right is transferable only when the underlying Incentive Option is transferable, and under the same conditions.

                 (d) The Stock Appreciation Right may be exercised only when the underlying Incentive Option is eligible to be exercised.

                 (e) The Stock Appreciation Right may be exercised only when the Market Value of the Stock subject to the underlying Incentive Option exceeds the Option Price of the underlying Incentive Option.

          6.9. Written Notice Required. Any Stock Appreciation Right will be deemed to be exercised when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Stock Appreciation Right.

                                  ARTICLE VII
                              PERFORMANCE SHARES

          7.1. Grant of Performance Shares. The Committee may, in its sole discretion, grant Performance Shares in accordance with the terms and conditions set forth in the Plan. Each Performance Share Agreement may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are determined by the Committee in its sole discretion.

          7.2. Terms and Conditions. Performance Shares may be earned based on the attainment of Performance Goals established by the Committee for a particular Performance Cycle. The Committee may establish Performance Goals on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select.

          7.3. Amount of Payment. After the end of each Performance Cycle, the Committee will determine the number of Performance Shares earned by each Participant with respect to the Performance Cycle in accordance with the following:

                 (a) If the Performance Goal is attained or exceeded, a Participant will be deemed to have earned the full number of Performance Shares granted to the Participant.

                 (b) If the Minimum Performance Goal is not attained, a Participant will be deemed to have earned no Performance Shares.

                 (c) If the Performance Goal is not attained, but the Minimum Performance Goal is attained or exceeded, the number of Performance Shares deemed to have been earned by a Participant will be a portion of the Performance Shares, as determined based on a formula established by the Committee at the time of grant.

                 (d) If a Participant's employment or service with the Company or any subsidiary thereof has terminated because of death, Disability or Retirement prior to the end of a Performance Cycle, the number of Performance Shares such Participant will be deemed to have earned shall be the number of Performance Shares determined as though such Participant's employment or service had not terminated, multiplied by a fraction, the numerator of which is the number of months such Participant was employed or served the Company or a subsidiary thereof during the Performance Cycle (including the month during which employment or service terminated) and the denominator of which is the total number of months in the Performance Cycle.

                 (e) If the Participant's employment or service has terminated for any reason other than death, Disability or Retirement, such Participant will be deemed to have earned no Performance Shares except as and to the extent the Committee may determine; provided that the number of Performance Shares that may be so determined by the Committee to have been earned may not exceed the number that would have been earned had the provisions of Section 7.3(a) been applicable.

                 (f) At any time prior to the end of a Performance Cycle, the Committee may adjust downward (but not upward) the Performance Goal and/or the Minimum Performance Goal as a result of major events unforeseen at the time the Performance Shares were awarded, such as changes in the economy, the industry, laws affecting the operation of the Company or any subsidiary thereof, changes in applicable tax laws or accounting principles or any other event the Committee determines would have a significant impact upon the probability of attaining the previously established Performance Goal and/or Minimum Performance Goal.

          7.4. Form of Payment. Payment in respect of earned Performance Shares will be made to the Participant or, if the Participant has died, to the Participant's designated beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee's determination under
Section 7.3. Payment in respect of earned Performance Shares may be made in cash, in shares of Stock or a combination thereof, as determined by the Committee in its sole discretion at the time of payment.

          7.5. Additional Awards. In the sole discretion of the Committee, a Performance Share Award may provide the Participant with (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to such Award.

                                 ARTICLE VIII
                               STOCK UNIT AWARDS

          8.1. Grant of Stock Unit Awards. The Committee may, in its sole discretion, grant Stock Unit Awards in accordance with the terms and conditions set forth in the Plan. Each Stock Unit Agreement may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are determined by the Committee in its sole discretion.

          8.2 Terms and Conditions. Stock Unit Awards may be in the form of Stock or units, the value of which is based, in whole or in part, on the Market Value of Stock. Stock Unit Awards will be subject to such terms, restrictions, conditions, vesting requirements and payment requirements as the Committee may determine in its sole discretion at the time of grant, including without limitation the following:

                 (a) Any shares of Stock that are part of a Stock Unit Award may be subject to restrictions on sale, assignment, transfer, pledge or other encumbrance.

                 (b) Stock Unit Awards may provide for the payment of cash consideration by the Participant or provide that the Award, and any Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration.

                 (c) Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee.

                 (d) Stock Unit Awards may provide for deferred payment schedules and/or vesting over a specified period of employment or service with the Company or any subsidiary thereof.

          8.3. Additional Awards. In the sole discretion of the Committee, a Stock Unit Award may provide the Participant with (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to such Award.

                                  ARTICLE IX
                     TERMINATION, AMENDMENT AND ADJUSTMENT

          9.1. Termination and Amendment of the Plan. The Board (or, if the Board has specifically delegated this authority to the Committee, the Committee) may at any time terminate the Plan or make such modifications of the Plan as it deems advisable; provided that no amendment may be made without approval of the stockholders of the Company if such approval is required under the Code or any requirement under applicable state law. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award has theretofore been granted, adversely affect the rights of such Participant under such Award.

          9.2. Adjustment. In the event of any stock dividend payable in Stock or any split-up or contraction of the number of shares of Stock after the date an Award is granted and prior to the exercise in full of an Option or Stock Appreciation Right or the lapse, waiver and/or satisfaction of any restrictions or Performance Goals related to a Restricted Stock Award, Performance Share Award or Stock Unit Award, the number of shares subject to such Award and, if applicable, the Option Price, will be proportionately adjusted. In the event of any reclassification or change of outstanding shares of Stock or in case of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, shares of stock or other securities equivalent in kind and value to those shares a Participant would have received if he had held the full number of shares of Stock subject to the Award immediately prior to such reclassification, change, consolidation, merger, sale or conveyance (together with all other shares, stock and securities thereafter issued in respect thereof) will thereupon be subject to the Award. Upon dissolution or liquidation of the Company, all Awards will terminate, but the Participant will have the right, immediately prior to such dissolution or liquidation, to exercise any Option or Stock Appreciation Right to the extent exercisable on the date of such dissolution or liquidation. No fraction of a share of Stock will be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Award will cause such number to include a fraction of a share, such number of shares will be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of Stock of the nature contemplated by this Section 9.2, the number of shares of Stock available for the purpose of the Plan as stated in Section 2.3 will be correspondingly adjusted.

                                   ARTICLE X
                                 MISCELLANEOUS

          10.1. Notices and Other Communications. All notices and other communications required or permitted under the Plan will be effective if in writing and if delivered or sent by certified or registered mail, return receipt requested (a) if to the Participant, at his residence address last filed with the Company and (b) if to the Company, at 14951 North Dallas Parkway, Dallas, Texas 75240 Attention: President, with a copy to the Chairman of the Board of Directors of the Company, presently at 14951 North Dallas Parkway, Dallas, Texas 75240, or to such other persons or addresses as the Participant or the Company may specify by a written notice to the other from time to time.

          10.2. Plan Binding on Successors. The Plan will be binding upon the successors and assigns of the Company.

          10.3. Number and Gender. Whenever used herein, nouns in the singular will include the plural where appropriate, and the masculine pronoun will include the female gender.

                                  CompUSA Inc.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
         FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 6, 1996

     The undersigned hereby appoints James F. Halpin and Harold F. Compton, each with the power to act without the other and with full power of substitution, as Proxies to vote, as designated below, all stock of CompUSA Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held at The Grand Kempinski Hotel, 1501 North Dallas Parkway, Dallas, Texas on Wednesday, November 6, 1996, at 10:00 a.m., local time, upon such business as may properly come before the meeting, including the following:

1. Election as directors of the two nominees listed below (except as indicated to the contrary below).


     [ ] FOR all nominees       [ ] WITHHOLD AUTHORITY
                                    to vote on one or more nominees as listed below

           Warren D. Feldberg       Kevin J. Roche

     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.


- ----------------------------------------------------------------------------

2. Approval of the amendment to the Restated and Amended Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000.


     [ ] FOR                    [ ] AGAINST                 [ ] ABSTAIN

3. Approval of the amendment to the CompUSA Inc. Long-Term Incentive Plan to increase the number of shares of Common Stock available for issuance upon exercise of options under such plan by 2,000,000, from 6,394,368 to 8,394,368.

     [ ] FOR                    [ ] AGAINST                 [ ] ABSTAIN

          (Continued, and to be signed and dated, on the reverse side)

                           (Continued from other side)

4. Approval of the selection of Earnst & Young LLP as the Company's independent auditors for the fiscal year ending June 28, 1997.

   [ ] FOR                       [ ] AGAINST                  [ ] ABSTAIN

5. In their discretion on any matter that may properly come before the meeting and any adjournments thereof.

   The shares represented by this proxy will be voted as directed. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR MATTERS 1, 2, 3 AND 4.

     Please sign below, date and return promptly.

                                         Dated:----------------1996


                                         -------------------------------
                                         Signature


                                         -------------------------------
                                         (Signature if held jointly)


                                        IMPORTANT: Please sign exactly as name
                                        appears to the left.  When signing on
                                        behalf of a corporation, partnership,
                                        estate, trust or in other representative capacity, please sign name and title.
                                        If executed by a corporation, the proxy
                                        should be signed by a duly authorized
                                        officer.  If executed by a partnership,
                                        please sign in the partnership name by
                                        an authorized person.  For joint
                                        accounts, each joint owner must sign.


 This proxy may be revoked prior to the exercise of the powers conferred by the proxy.